UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Radius Global Infrastructure, Inc.

(Name of Registrant as Specified In Its Charter)

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MESSAGE FROM OUR CO-CHAIRMAN AND CEO

Dear Stockholders:

We are pleased to invite you to join us for the 2022 Annual Meeting of Stockholders of Radius Global Infrastructure, Inc. to be held on May 26, 2022, at 8:30 a.m. Eastern Time, virtually over the internet at www.virtualshareholdermeeting.com/RADI2022.

At the Annual Meeting, we will be asking you to elect the five director nominees named in the attached Proxy Statement. Beginning on page 9, you will find detailed information about the qualifications of our director nominees, who we believe are a strong group to represent your interests. The attached Notice of Annual Meeting and Proxy Statement describe the other important business to be conducted at the Annual Meeting.

Being a responsible corporate citizen has long been an important principle at Radius. In 2021, we amended our Nominating and Corporate Governance Committee Charter to address oversight of the Company’s environmental, social and governance (“ESG”) strategy and activities and our Compensation Committee Charter to address oversight over the Company’s Diversity, Equity and Inclusion policies and procedures. In the fall of 2021, we began to survey key stakeholders to learn more about what ESG issues matter most to them. We expect that the results of our stakeholder survey will inform our ESG strategy and policies going forward. Later this year, we intend to publish on our corporate website an ESG report that will include information about our ESG strategy and policies based on the survey as well as input from third party experts and applicable ESG frameworks. We also have published on our corporate website a Diversity, Equity and Inclusion statement, disclosing our vision of cultivating a diverse organization where everyone belongs.

On behalf of the Board of Directors and the Radius team, we would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

William H. Berkman

Co-Chairman of the Board of Directors and Chief Executive Officer

Radius Global Infrastructure, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	May 26, 2022	Record Date: March 31, 2022

Time:	8:30 a.m. (Eastern Time)	Website: www.virtualshareholdermeeting.com/RADI2022

To the Stockholders of Radius Global Infrastructure, Inc.:

We will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Radius Global Infrastructure, Inc. (the “Company,” “Radius,” “we,” “us,” or “our”) on May 26, 2022 at 8:30 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting at www.virtualshareholdermeeting.com/RADI2022. Stockholders will be required to enter their control number to attend. Stockholders may also vote online prior to the meeting at www.proxyvote.com using the control number.

Items of Business:

1.	To elect as directors the five nominees named in the accompanying Proxy Statement to a term of one year each, or until their successors have been elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on a non-binding advisory basis, the frequency of stockholder advisory votes on executive compensation;

4.

To approve an amendment to the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan to increase the maximum number of shares that may be issued or paid under or with respect to all awards granted thereunder and the maximum number of shares that may be subject to incentive stock options granted thereunder; and

5.	To approve the Radius Global Infrastructure, Inc. 2022 Employee Stock Purchase Plan.

These matters are described in the proxy statement (the “Proxy Statement”) accompanying this Notice of Annual Meeting. In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.

Stockholders of record of our Class A common stock and Class B common stock (including any restricted shares) and holders of our Founder Preferred Stock as of March 31, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

We are pleased this year to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our proxy materials, consisting of this Notice of Annual Meeting, the Proxy Statement, a proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) via the Internet. On or about the date of this Notice of Annual Meeting, we began mailing a notice of internet availability of proxy materials (the “notice of internet availability”) to stockholders of record as of the record date. The notice of internet availability contains an internet address and a control number unique to each stockholder. Please use that internet address and control number to access the Proxy Statement (which describes each of the matters to be considered at the Annual Meeting), the 2021 Annual Report and a proxy card, as well as instructions on how to request a paper copy of these proxy materials. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Your vote is very important, and we encourage you to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, we urge you to access the website and vote electronically prior to the Annual Meeting. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. Voting electronically in advance of the meeting will not prevent you from voting your shares at the meeting if you desire to do so. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the Proxy Statement.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Jay L. Birnbaum
Senior Vice President, General Counsel and Secretary

April 8, 2022

i

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement (this “Proxy Statement”). It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Radius at a Glance

We are a holding company with no material assets other than our limited liability company interests in APW OpCo LLC (“APW OpCo”), the indirect parent of AP WIP Investments, LLC (“AP WIP Investments”) and its consolidated subsidiaries (collectively, the “APW Group”). The APW Group is one of the largest international aggregators of rental streams underlying wireless and other essential communications infrastructure sites through the acquisition of real property interests and contractual rights.

Overview of Proposals

Proposals	Board Vote Recommendation	Page
1. Elect five director nominees named in this Proxy Statement	FOR each nominee	9
2. Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	33
3. Approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive compensation	EVERY YEAR	64
4. To approve an amendment to the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan (the “Equity Plan”) to increase the maximum number of shares that may be issued or paid under or with respect to all awards granted thereunder and the maximum number of shares that may be subject to incentive stock options granted thereunder	FOR	65
5. Approve the Radius Global Infrastructure, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”)	FOR	73

Proposal No. 1: Director Nominee Election

We are asking you to vote for the election of Paul A. Gould, Antoinette Cook Bush, Thomas C. King, Nick S. Advani and Ashley Leeds, each to serve for a one-year term expiring at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

We are also asking you to ratify our Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although stockholder ratification of the appointment of KPMG to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board of Directors (the “Board”) has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.

Proposal No. 3: Non-Binding Advisory Vote on the Frequency of Stockholder Advisory Votes on Executive Compensation

We are also asking you to approve, on an advisory basis, “every year” as the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency.”

Proposal No. 4: Approval of Equity Plan Amendment to Increase Maximum Shares Available for Grant

We are also asking you to approve an amendment to the Equity Plan to increase the maximum number of shares that may be issued or paid under or with respect to all awards (considered in the aggregate) granted under the Equity Plan from the 13,500,000 currently authorized to 25,000,000 and to increase the maximum number of shares that may be subject to incentive stock options granted under the Equity Plan from the 13,500,000 currently authorized to 25,000,000.

Proposal No. 5: Approval of Employee Stock Purchase Plan

We are also asking you to approve adoption of the ESPP. The Board believes that an employee stock purchase plan encourages our employees to acquire shares of our Class A Common Stock, thereby fostering broad alignment of employees’ interests with the interests of our stockholders, fosters good employee relations and improves our ability to recruit, reward and retain employees in a global competitive market.

Other Proposals

The Board is not aware of any other matters that will be brought before the Annual Meeting (other than procedural matters). If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Important Notice Regarding the Internet Availability of Proxy Materials

The Notice of Annual Meeting, the Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com and during the meeting at www.virtualshareholdermeeting.com/RADI2022.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Attending the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by our Board of proxies in the accompanying form to be used at our 2022 Annual Meeting of Stockholders to be held on May 26, 2022 at 8:30 a.m., Eastern Time, and any continuation, postponement or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.virtualshareholdermeeting.com/RADI2022 and entering the control number included on your notice of internet availability or voting instructions to enter the meeting.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the notice of internet availability was sent directly to you by us. If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of such shares and your broker, bank, trustee or other nominee is considered the stockholder of record, and the notice of internet availability or voting instructions are being forwarded to you by that organization.

There will not be a physical location for the Annual Meeting, and you will not be able to attend in person. We are holding the Annual Meeting as a virtual meeting, which relies on the types of digital infrastructure-related assets we own and continue to acquire, in light of the continued coronavirus pandemic to ensure the health and welfare of our stockholders, while eliminating the necessity of travel and thereby reducing the environmental impact of the Annual Meeting.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. If you need any technical support with accessing or participating in the meeting, technical support lines are available 15 minutes prior to the start of the meeting at +1 844-986-0822 (US) and +1 303-562-9302 (International). If you want to submit a question or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/RADI2022, type your question into the “Ask a Question” field, and click “Submit”. Any emailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.

Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters and in accordance with our meeting procedures will be addressed during the Annual Meeting. Questions and comments that are about personal concerns not shared by stockholders generally are not pertinent and will not be answered, and questions that use blatantly offensive language will be ruled out of order. Questions submitted will be generally addressed in the order received and we limit each stockholder to one question in order to allow us to answer questions from as many stockholders as possible. In the unlikely event that the asking of a large number of pertinent questions prohibits us from answering all pertinent questions, the remaining pertinent questions will be answered on the Investor Resources section of our website.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) available to our stockholders electronically via the Internet. On or about April 12, 2022, we mailed to our stockholders of record the notice of internet availability containing instructions on how to access this Proxy Statement and the 2021 Annual Report and vote online. If you received a notice of internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them, by following the instructions for requesting such materials contained on the notice of internet availability. The notice of internet availability instructs you how to access and review all of the important information contained in the Proxy Statement and 2021 Annual Report. The notice of internet availability also instructs you how you may submit your proxy over the Internet.

Stockholders Entitled to Vote

The Board has set March 31, 2022 as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. Stockholders of record of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Class B common stock, par value $0.0001 per share (“Class B Common Stock”) are entitled to one vote for each share of common stock they held on the record date. Holders of shares of our preferred stock, par value $0.0001 per share, of the Company designated as either “Series A Founder Preferred Stock” or “Series B Founder Preferred Stock” (“Founder Preferred Stock”) are entitled to a number of votes equal to the number of shares of Class A Common Stock or Class B Common Stock, as applicable, into which each share of Founder Preferred Stock held of record by such holder could then be converted. As described more fully in our Certificate of Incorporation (the “Charter”), our Founder Preferred Stock is convertible into Class A Common Stock or Class B Common Stock, as applicable, on a one-for-one basis. Holders of any Series A LTIP Units, Series B LTIP Units, or Series C LTIP Units in APW OpCo (the “LTIP Units”) in tandem with their related Class B Common Stock and/or Series B Founder Preferred Stock, as applicable (the “Tandem Shares”), whether vested or unvested, are entitled to a number of votes equal to the number of votes that the shares of Class B Common Stock and/or Series B Founder Preferred Stock, as applicable, that are held in tandem with such LTIP Units are entitled.

At the close of business on the record date, there were (1) 92,731,191 shares of Class A Common Stock (which includes 593,194 restricted shares of Class A Common Stock that are subject to vesting conditions) issued, outstanding and entitled to vote, (2) 12,657,689 shares of Class B Common Stock issued, outstanding and entitled to vote and (3) 2,986,033 shares of Founder Preferred Stock (which includes 1,600,000 Series A Founder Preferred Stock and 1,386,033 Series B Founder Preferred Stock) issued, outstanding and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before and during the Annual Meeting at our corporate offices at 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004. If, as a result of the coronavirus pandemic, our offices are not generally open, stockholders may contact Investor Relations at +1 (484) 278-2667 and arrangements will be made to review the records in person. The list of the stockholders will also be available on the bottom of your screen during the Annual Meeting after entering your control number included on your notice of internet availability or the voting instructions you received to enter the meeting.

Quorum

The holders of at least a majority in voting power of the outstanding capital stock of the Company entitled to vote thereat must be present at the Annual Meeting, either present in person or represented by proxy, for the Company to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting for quorum purposes if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote (as defined below) will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting in the notice of internet availability, your other proxy materials or in your voting instructions. You may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, to ensure your shares will be represented whether or not you are able to attend the meeting.

Voting At the Meeting

Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/RADI2022. To participate as a stockholder in the Annual Meeting, you will need your control number. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, to ensure your shares will be represented whether or not you are able to attend the meeting.

Vote Requirements

Proposal No. 1: Director Nominee Election

For a director to be elected, the director must receive the affirmative vote of a majority of the votes cast in the election.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our independent registered public accounting firm.

Proposal No. 3: Advisory Vote of the Frequency of Stockholder Advisory Votes on Executive Compensation (the “Say-on-Frequency Proposal”)

The alternative of “every year”, “every two years” or “every three years” with respect to the frequency of stockholder advisory votes on executive compensation that receives the highest number of affirmative votes will be considered the choice of the stockholders. This proposal is an advisory vote, which means that it is non-binding on the Company. However, the Board will take into account the outcome of the vote when considering future proposals regarding the future frequency of the advisory votes on executive compensation.

Due to our status as an issuer that was an emerging growth company for less than two years after the date of first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), we are not yet required to provide an advisory vote on executive compensation, but will provide one at the 2023 Annual Meeting.

Proposal No. 4: Approval of Equity Plan Amendment to Increase Maximum Shares Available for Grant

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to amend the Equity Plan to increase the maximum number of shares that may be issued or paid under or with respect to all awards (considered in the aggregate) granted under the Equity Plan from the 13,500,000 currently authorized to 25,000,000 and to increase the maximum number of shares that may be subject to incentive stock options granted under the Equity Plan from the 13,500,000 currently authorized to 25,000,000.

Proposal No. 5: Approval of Employee Stock Purchase Plan

The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to approve the adoption of the ESPP.

How Your Shares Will Be Voted

You may vote “FOR” or “AGAINST” or may “ABSTAIN” with respect to each director nominee (Proposal No. 1), the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2), the amendment to the Equity Plan (Proposal No. 4) and the adoption of the ESPP (Proposal No. 5). You may vote “FOR” any of the alternatives of “every year”, “every two years” or “every three years” or may “ABSTAIN” from voting for the Say-on-Frequency Proposal (Proposal No. 3). If you abstain from voting on a director nominee in Proposal No. 1 or from voting on Proposal No. 2, Proposal No. 3, Proposal No. 4 or Proposal No. 5, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have no effect on the outcome of the election of our directors, but will have the same effect as a vote “AGAINST” Proposal No. 2, any of the alternatives set out in Proposal No. 3, Proposal No. 4 and Proposal No. 5.

For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms and other nominees who hold shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of independent registered public accounting firms when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or non-routine matters.

If you are a stockholder of record and you properly sign and return a proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card, shares otherwise represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for all director nominees, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022, “FOR” “every year” for the Say-on-Frequency Proposal, “FOR” the amendment to the Equity Plan and “FOR” adoption of the ESPP.

Revocability of Proxies

Any proxy given by a stockholder of record may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004, or over the Internet or by phone by following the instructions included in your proxy materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.

If you are a beneficial owner and wish to revoke a prior instruction, you should follow the voting instructions you receive from your bank, broker or other nominee to revoke your proxy or change your vote.

Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing and distributing our proxy materials and soliciting proxies. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of our common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview or telephone.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Overview

Our Board consists of nine directors. All members of our Board are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Pursuant to our governing documents, the holders of our Founder Preferred Stock are entitled to elect four directors, which individuals are currently Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm, without any vote of the holders of our common stock. Furthermore, pursuant to the Centerbridge Subscription Agreement (as defined below), the Centerbridge Entities (as defined below) are entitled to nominate one director to our Board, which currently is William D. Rahm. See “Certain Relationships and Related Person Transactions – Shareholders Agreement – Founder Directors” and “Certain Relationships and Related Person Transactions – Centerbridge Agreements – Centerbridge Director Nominee” below for more information.

The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of each of the five director nominees below to stand for election at the Annual Meeting.

Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Director Qualifications

The Nominating and Corporate Governance Committee of the Board is tasked with annually considering the size, composition and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The Nominating and Corporate Governance Committee selects individuals as director nominees for election or appointment to the Board who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, who are most effective, in conjunction with the other Board members or nominees to the Board, in collectively serving the long-term interests of the Company’s stockholders, and who satisfy such other qualifications as the Board determines from time-to-time. In evaluating such nominees for election or appointment to the Board, the Committee takes into consideration the following attributes, which are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge and diversity, and other attributes as required by applicable law or listing standards.

We have no formal policy regarding board diversity; provided that we must comply with applicable Nasdaq Stock Market (“Nasdaq”) and SEC requirements with respect to Board composition and diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating and Corporate Governance Committee considers diversity in its consideration of the composition of the Board, the criteria for Board membership, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Nominating and Corporate Governance Committee looks at a range of different personal factors, including leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge and diversity of viewpoints, experience, race, ethnicity, gender, age, cultural and personal background and other attributes as required by applicable law or listing standards. Three of our nine Board members are diverse based on gender or race/ethnicity.

Stockholder Nominations

The Nominating and Corporate Governance Committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Year’s Annual Meeting.”

Board Composition

Set forth below are some of the knowledge, skills and experiences possessed by the nominees for election to the Board and the Founder Directors (as defined below), as well as personal attributes of diversity. The director skills matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, and the number of directors that have that skill. The board diversity matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our directors. Each of the categories listed in the below table has the meaning used in Nasdaq Rule 5605(f). This director skills matrix and board diversity matrix are not intended to be exhaustive lists of each of our director nominees’ skills, diversity attributes or contributions to our Board.

Director Skills Matrix

Board Diversity Matrix (As of March 31, 2022)

Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	1
Asian		1
White	1	6

Nominees

Biographical information for each person nominated for election as a director at the Annual Meeting is set forth below, including age, term of office and business experience, including directorships with other publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes or skills that factored into the determination by the Nominating and Corporate Governance Committee and our Board that each such person should continue to serve as a director.

Paul A. Gould

Independent

Director Since:  February 2020

Committee Service:

●   Nominating and Corporate Governance Committee (Chair)

●   Compensation Committee

Age:    76

Other Public Boards:

●   Liberty Global plc

●   Discovery Inc.

●   Liberty Latin America Ltd

Experience, Expertise and Qualifications

Paul A. Gould has over 40 years of experience in the investment banking industry. Mr. Gould has been a Managing Director of Allen & Company, LLC since 1973 and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, Mr. Gould has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972 and in 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices. Mr. Gould serves on the boards of Liberty Global plc, Discovery Inc. and Liberty Latin America Ltd, and was previously a director at Ampco-Pittsburgh Corporation. Mr. Gould also serves on the board of trustees for Cornell University and the Wildlife Conservation Society and is an Overseer for the Weill Cornell Medical College. Mr. Gould attended Cornell University and holds a bachelor’s degree from Fairleigh Dickinson University. Mr. Gould’s experience in investment banking, mergers and acquisitions and corporate finance qualifies him to serve on our Board.

Antoinette Cook Bush

Independent Director Since: February 2020 Committee Service: ● Audit Committee Age: 65 Other Public Boards: ● Ares Management Corporation

Experience, Expertise and Qualifications

Antoinette (Toni) Bush is the Executive Vice President and Global Head of Government Affairs for News Corp. Ms. Bush is responsible for leading the company’s government relations efforts in the United States, the United Kingdom and Australia. Ms. Bush joined News Corp from Skadden, Arps, Slate, Meagher & Flom LLP, where, over her nearly 20-year tenure, she rose to become the Partner in charge of its Communications Group. She represented global media/entertainment and telecom entities in regulatory, legislative and transactional matters. Ms. Bush also served as Executive Vice President of Northpoint Technology Ltd. from 2001 to 2003, where she led legal and regulatory strategies. Previously, Ms. Bush served as Senior Counsel to the Communications Subcommittee of the U.S. Senate Commerce, Science and Transportation Committee, which has oversight for the Federal Communications Commission (FCC). Ms. Bush worked on numerous bills, including the landmark Cable Act of 1992. Ms. Bush chairs the board of directors of The HistoryMakers and the News Media Alliance and serves on the boards of Ares Management Corporation, My Brother’s Keeper Alliance, Ubicquia LLC and The Economic Club of Washington, D.C. Ms. Bush holds a J.D. from Northwestern University Law School and a B.A. from Wellesley College. Ms. Bush’s experience in the telecom industry, government relations and in regulatory and telecom matters qualifies her to serve on our Board.

Thomas C. King

Independent

Director Since:  February 2020

Committee Service:

●   Audit Committee (Chair)

Age:    61

Other Public Boards:

●   Clear Channel Outdoors Holdings, Inc.

●   Concord Acquisition Corp

●   Concord Acquisition Corp II

●   Concord Acquisition Corp III

Experience, Expertise and Qualifications

Tom King is an Operating Partner of Atlas Merchant Capital. He has more than 30 years of experience in the investment banking and financial services industry. Most recently, Mr. King served as Chief Executive Officer of Investment Banking at Barclays and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee, which oversees all of the Barclays plc businesses. Mr. King began his career at Salomon Brothers, which was later acquired by Citigroup. During his tenure at Citi, he held several senior roles, including Global Head of Mergers and Acquisitions, Head of Investment Banking for the EMEA (Europe, Middle East and Africa) Region and Head of Corporate and Investment Banking for the EMEA region. In 2009, Mr. King moved to Barclays as the Head of European Investment Banking and Co-Head of Global Corporate Finance. He was later promoted to Global Head of Investment Banking and then to CEO of the Investment Bank. Mr. King received his MBA with distinction from the Wharton School, University of Pennsylvania and his Bachelor of Arts degree from Bowdoin College. He currently serves on various public and private boards and a number of not-for-profit boards including the King School in Stamford, Connecticut. Mr. King’s experience in investment banking, mergers and acquisitions and corporate finance, as well as his experience serving on public and private boards, qualifies him to serve on our Board.

Nick S. Advani

Independent Director Since: February 2020 Committee Service: ● Compensation Committee ● Nominating and Corporate Governance Committee Age: 44 Other Public Boards: None

Experience, Expertise and Qualifications

Nick S. Advani has over 20 years’ experience investing in public and private companies. He recently retired from Goldman, Sachs & Co. as a Partner Managing Director where he led the European arm of Goldman Sachs Investment Partners, a multi-strategy hedge fund investing on behalf of the firm and its clients. Previously, Mr. Advani worked in Goldman Sachs’ Principal Strategies group in New York where he led various public and private investments in the telecommunications sector. Mr. Advani started his career in the Mergers & Acquisitions department of Goldman Sachs in New York. He currently serves on the board of Shared Access LLC and has previously served on the board of Mobileye Inc. He has an A.B. in Economics and Comparative Literature from Brown University. Mr. Advani’s experience in the real estate and telecommunications industries and in mergers and acquisitions, as well as public and private company investments generally, qualifies him to serve on our Board.

Ashley Leeds

Independent Director Since: November 2020 Committee Service: • Audit Committee • Nominating and Corporate Governance Committee Age: 63 Other Public Boards: None

Experience, Expertise and Qualifications

Ashley Leeds is an experienced financial professional with a successful track record of investing in and advising dynamic growth companies. Her focus has been on companies operating at the nexus of the technology, media, communications and consumer products industries. Currently, Ms. Leeds is CEO of JED Group LLC, an omnichannel, luxury apparel and accessories brand. Ms. Leeds commenced her career as an investment banker at Lehman Brothers where she advised companies in the broadcast, cable and wireless telecommunications sectors. In 1995, Ms. Leeds became a Founding Partner at Baker Capital, a communications and media focused private equity and venture capital firm. In 2007, she established RIME Communications Capital, an investment firm focused on early stage investing in technology-driven products and services businesses. While at these investment firms, Ms. Leeds was responsible for sourcing, structuring and monitoring portfolio investments and was a director on several public and private company boards. Ms. Leeds is a Trustee of the Public Theater in New York City. She has served on the Harvard College Fund Executive Committee and has participated on several Harvard University advisory committees. Ms. Leeds also was a Trustee of Grace Church School and a Trust Advisor to Stanford’s Graduate School of Business. Ms. Leeds received an MBA from Stanford and earned her AB degree from Harvard College. Ms. Leeds’s experience in the investment banking and the technology and communications industries qualifies her to serve on our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE

Founder Directors

Pursuant to our governing documents, the holders of our Founder Preferred Stock are entitled to elect four directors, which individuals are currently William H. Berkman, Michael D. Fascitelli, Noam Gottesman and William D. Rahm.

William H. Berkman

Co-Chairman and Chief Executive Officer Director Since: February 2020 Age: 57 Other Public Boards: None

Experience, Expertise and Qualifications

Bill Berkman is the Co-Chairman and Chief Executive Officer of the Company. Mr. Berkman is an entrepreneur and investor in the communications, media, technology and energy industries. Mr. Berkman previously served as the Co-Managing Partner at Associated Partners, LP and its predecessor partnership, Liberty Associated Partners, LP, both investment partnerships with Liberty Media Corporation that owned controlling interests in wireless communications infrastructure companies AP Wireless Infrastructure Partners, LLC and AP Towers, LLC. Mr. Berkman has co-founded multiple other telecommunications companies, such as Current Group, Teligent, Inc. and Nextel Mexico. Mr. Berkman previously served as a member of the board of directors for public companies IAC/InterActiveCorp, Liberty Satellite & Technology, Inc. and Teligent, Inc. Mr. Berkman previously served as an independent director of Empire State Realty Trust, Inc., a publicly traded NYSE listed company. He also serves as a member of the board of directors for The Partnership for New York City and the Partnership’s Fund for New York City. Mr. Berkman holds multiple patents for smart electric grid and communications systems. He has an A.B. from Harvard University, and in 1997, his family established the Berkman Center for Internet & Society at Harvard Law School. Mr. Berkman is a member of the 2009 class of Henry Crown Fellows at the Aspen Institute. Mr. Berkman’s role as our CEO, his experience with the APW Group, for the ten years preceding the APW Acquisition (as defined below), his experience in the real estate and telecommunications industries generally and serving on public and private boards qualifies him to serve on our Board.

Michael D. Fascitelli

Independent, Co-Chairman Director Since: November 2017 Committee Service: ● Compensation Committee (Chair) Age: 65 Other Public Boards: ● Vornado Realty Trust ● Invitation Homes

Experience, Expertise and Qualifications

Mike Fascitelli has over 30 years’ experience of investing in real estate and is the co-founder and managing partner of Imperial Companies LLC, a real estate investment, development and management company focused on investing in premium office, urban retail, residential and mixed-use real estate located primarily in New York City and other select U.S. gateway cities, which he co-founded in 2014. Mr. Fascitelli joined Goldman, Sachs & Co. in the Real Estate department in 1985, becoming a partner and head of Goldman Sachs’ real estate banking business in 1992. He co-founded Goldman Sachs’ first Real Estate Opportunity Fund, Whitehall Real Estate Fund, in 1991 and served on its investment committee. In December 1996, he became president of Vornado Realty Trust, a publicly traded REIT and one of the largest owners and managers of real estate in the United States, and was its chief executive officer from 2009 until April 2013. During his 16-year tenure, Vornado achieved total returns of 4.2x the S&P 500 and 1.8x the NAREIT index, an increase in enterprise value from $1.2 billion to over $29 billion (CAGR of 21%), executed in excess of 150 separate transactions, including a variety of operating businesses and iconic real estate, primarily in New York City, and successfully established Vornado Capital Partners Fund I in 2010 worth $800 million. At the time Mr. Fascitelli left Vornado, it had a market cap of approximately $15 billion. Mr. Fascitelli has been a member of the board of trustees of Vornado Realty Trust since December 1996. Mr. Fascitelli is a trustee and director of the Urban Land Institute, an independent trustee of Invitation Homes (formerly Starwood Waypoint Homes) and a past independent director of Sculptor Capital Management (formerly Och Ziff Capital Management) and past chairman of the Zell/Lurie Real Estate Center at Wharton and still serves on its executive committee. He also serves as chair of the investment committee, senior advisor and board member of Quadro Partners Inc. (formerly Realcadre) and is on the board of the Child Mind Institute and The Rockefeller University Board of Trustees. Mr. Fascitelli’s extensive experience investing in real estate and leading public companies qualifies him to serve on our Board.

Noam Gottesman

Independent Director Since: November 2017 Committee Service: ● Nominating and Corporate Governance Committee Age: 60 Other Public Boards: ● Nomad Foods Limited ● GO Acquisition Corp.

Experience, Expertise and Qualifications

Noam Gottesman is the founder and Managing Partner of TOMS Capital LLC, a single-family office which manages the commercial and private interests of its family clients, which he founded in 2012. Mr. Gottesman was the co-founder of GLG Partners Inc. and its predecessor entities where he served in various chief executive capacities until January 2012. Mr. Gottesman served as GLG’s chief executive officer from September 2000 until September 2005, and then as its co-chief executive officer from September 2005 until January 2012. Mr. Gottesman was also chairman of the board of GLG following its merger with Freedom Acquisition Holdings Inc. and prior to its acquisition by Man Group plc. Mr. Gottesman co-founded GLG as a division of Lehman Brothers International (Europe) in 1995 where he was a Managing Director. Prior to 1995, Mr. Gottesman was an executive director of Goldman Sachs International, where he managed global equity portfolios in the private client group. Mr. Gottesman was a co-founder and non-executive director of Nomad Holdings Limited, an acquisition vehicle which completed its $500 million initial public offering and listing on the London Stock Exchange in April 2014. In 2015 it acquired Iglo Foods Holdings Limited in the UK and Ireland, Findus in Italy and Iglo in Germany and continental Europe for approximately $2.6 billion and Findus Sverige AB for approximately £500 million and changed its name to Nomad Foods Limited. It relisted on the New York Stock Exchange in 2016 and Mr. Gottesman continues to serve as co-chairman of Nomad Foods Limited’s board of directors. Mr. Gottesman’s experience in investment banking, finance and mergers and acquisitions, as well as his experience as a chief executive and leading public companies, qualifies him to serve on our Board.

William D. Rahm

Independent Director Since: February 2020 Committee Service: ● Compensation Committee Age: 43 Other Public Boards: ● Brixmor Property Group, Inc.

Experience, Expertise and Qualifications

Billy Rahm is a Partner and Senior Managing Director at Centerbridge, leading the firm’s global real estate investing activities, and serving as a member of the firm’s Management Committee and Investment Committees. Prior to joining Centerbridge in 2006, Billy was a part of Blackstone’s Real Estate Private Equity Group, where he completed investments in lodging businesses and real assets. He serves on the board of directors of Great Wolf Resorts, Inc., Merit Hill Capital and Brixmor Property Group, Inc. Billy is also the chair of the board of trustees of East Harlem Tutorial Program and East Harlem Scholars Academies. He graduated from Yale College and received his M.B.A. and J.D. from Harvard University. Billy’s experience in the real estate industry, public and private company investments generally and serving on public and private boards qualifies to serve on our Board.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its Audit, Compensation and Nominating and Corporate Governance Committees and the number of meetings held by the Board and each such committee during the year ended December 31, 2021:

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance
Michael D. Fascitelli	65	2017	✓		©
William H. Berkman	57	2020
Noam Gottesman	60	2017	✓			✓
William D. Rahm	43	2020	✓		✓
Paul A. Gould	76	2020	✓		✓	©
Antoinette Cook Bush	65	2020	✓	✓
Thomas C. King	61	2020	✓	©
Nick S. Advani	44	2020	✓		✓	✓
Ashley Leeds	63	2020	✓	✓		✓
2021 Meetings			Board: 8	4	5	4

✓   =   Member

©   =   Chair

Responsibilities of the Board

The directors are responsible for carrying out the Company’s objectives, implementing its business strategy and conducting its overall supervision. Acquisition, divestment and other strategic decisions will all be considered and determined by the Board.

The Board seeks to provide leadership within a framework of prudent and effective controls. The Board establishes the corporate governance values of the Company and has overall responsibility for setting the Company’s strategic aims, defining the business plan and strategy and managing the financial and operational resources of the Company.

Consistent with the Governance Guidelines (discussed below), the Board schedules quarterly meetings and holds additional meetings as and when required.

Composition of the Board

The Board currently consists of nine directors. The Charter provides, that so long as the Founder Entities (as defined in the Charter), their affiliates and their permitted transferees under the Shareholders Agreement (as defined below) in the aggregate hold 20% or more of the issued and outstanding Founder Preferred Stock (as defined in the Charter), the holders of such shares will, acting together, have the right to appoint four of the nine directors on the Board (such directors, the “Founder Directors”), two appointed by William H. Berkman and Berkman Family Investments, LLC, which is an affiliate of Mr. Berkman (“BF Investments”) and two appointed by Digital Landscape Partners Holding LLC. The Founder Directors currently serving on the Board are Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm. Messrs. Berkman and Rahm are designees of William H. Berkman, BF Investments, Scott Bruce and Richard Goldstein (collectively, the “AG Group”) and Messrs. Fascitelli and Gottesman are designees of Digital Landscape Partners Holding LLC.

In addition, so long as any Founder Directors are serving on the Board, the AG Group will have the right to designate a majority of the Nominating and Corporate Governance Committee, and at least four-ninths of each committee of the Board will be comprised of Founder Directors or other directors selected by them. Pursuant to the Shareholders Agreement, BF Investments, in its capacity as agent, proxy and attorney-in-fact for the AG Group (the “AG Investors’ Representative”), also has the ability to select a majority of the members of the Nominating and Corporate Governance Committee. Further, so long as the Founder Preferred Stock remains outstanding, the Company will not be permitted to increase the size of the Board to more than nine Directors without the prior vote or consent of the holders of at least 80% in voting power of the outstanding Founder Preferred Stock.

Finally, pursuant to a subscription agreement, dated as of November 20, 2019 and amended and supplemented as of February 7, 2020 (the “Centerbridge Subscription Agreement”), with Centerbridge Partners Real Estate Fund, L.P., Centerbridge Partners Real Estate Fund SBS, L.P. and Centerbridge Special Credit Partners III, L.P. (collectively, the “Centerbridge Entities”), so long as the Centerbridge Entities hold at least 50% of the shares purchased under the Centerbridge Subscription Agreement, they are entitled to nominate one director to our Board, subject to such person’s reasonable approval by the Company. William D. Rahm currently serves as the director nominee of the Centerbridge Entities on the Board.

For more information, see “Certain Relationships and Related Party Transactions – Shareholders Agreement” and “Certain Relationships and Related Party Transactions – Centerbridge Agreements – Centerbridge Subscription Agreement.”

Independence of the Board

The composition of the Board and its committees is subject to the independence standards set forth under Nasdaq corporate governance listing standards applicable to domestic U.S. issuers (the “Nasdaq Governance Standards”), as well as the Code of Conduct (as defined below) that has been adopted by the Board. The Nasdaq independence definition includes a series of objective tests, including that a director is not, and has not been for at least three years, one of our employees and that neither a director nor any of the director’s family members have engaged in various types of business dealings with us. The Board has determined that each of the independent directors is independent under these bright line tests. In addition, as required by the Nasdaq Governance Standards, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on information provided by each director concerning the director’s background, employment and affiliations, we believe that all of the directors other than Mr. Berkman are “independent” directors for the purposes of the Nasdaq Governance Standards required of U.S. domestic issuers. Mr. Berkman, who serves as our Chief Executive Officer, is an executive director and is therefore not considered to be independent.

Code of Conduct and Governance Guidelines

The Company is firmly committed to high standards of corporate governance and maintaining a sound framework through which the strategy and objectives of the Company are set and the means of attaining these objectives and monitoring performance are determined.

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our and our subsidiaries’ employees, officers and directors. The Code of Conduct addresses, among other things, compliance with law, rules and regulations, conflicts of interest, corporate opportunity requirements, competition and fair dealing, diversity and inclusion (“DEI”), anti-discrimination and harassment, health and safety, financial controls and reporting, confidentiality, environmental and social responsibility, proper use of company assets and the process for reporting violations of the Code of Conduct or any other company policy or any illegal or unethical behavior (including the Company’s whistleblower policy and procedure). The Code of Conduct is reviewed at least once annually, is updated when appropriate, and is available on our website in the “Governance – Documents & Charters” section of our corporate website at www.radiusglobal.com. The Audit Committee is responsible for overseeing the Code of Conduct and any waivers of the Code of Conduct for directors or executive officers may be made only by the Board. Any amendments to the Code of Conduct, or any waivers of its requirements for directors or executive officers, will be disclosed on our website or in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as required by applicable law or regulation.

In addition, the Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that it believes reflect the Board’s commitment to monitor and oversee the effectiveness of policy- and decision- making both at the Board and at the senior management level. The Governance Guidelines address, among other things, director independence, director qualification and criteria (including that the criteria shall reflect the Board’s commitment to a diverse pool of individuals from which nominees may be selected), director retirement and tenure, director resignation, Board duties and responsibilities, frequency and confidentiality of Board meetings, director communication, director access to management, employees and outside counsel and auditors, director and Board performance evaluation and conflicts of interest. The Governance Guidelines are reviewed at least once annually, are updated when appropriate, updated, and are available in the “Governance – Documents & Charters” section of our corporate website at www.radiusglobal.com.

Board Leadership Structure

William H. Berkman and Michael D. Fascitelli currently serve as Co-Chairmen of the Board. Mr. Berkman also serves as our Chief Executive Officer. The Board believes that having two Co-Chairmen of the Board creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. The Board also has concluded that our current board leadership structure is appropriate at this time. However, our bylaws and Corporate Governance Guidelines provide the Board with flexibility to designate only one Chairman of the Board or to combine or separate the positions of Chairman and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. The Board does not currently have a lead independent director, but Mr. Fascitelli serves as an independent Co-Chairman. The Board will continue to review periodically our leadership structure and may make such changes in the future as it deems appropriate.

ESG and DEI Initiatives

We are focused on strengthening our commitments to environmental, social and governance (“ESG”) goals through our business practices and strategies. The Company, its directors and management take the principles of good governance and corporate citizenship seriously. In 2021, we began reviewing the environmental risks as they relate to our business and the environmental impacts from our operations in order to assess what improvements in our business practices and operations could be attained. We also have made progress on our objectives with respect to human capital management by focusing on areas such as culture, diversity, equity and inclusion among our employees and the Board, including specifically by offering our employees more programs and training and support with internal steering committees aimed at creating new strategies and initiatives for the Company. Additionally, we have begun developing and implementing a broader ESG strategy, with our overall ESG policy set forth on our corporate website. We also expect to release our first ESG report later this year and are strengthening our ESG disclosure practices to ensure the information we disclose is accurate and consistently applied.

In 2021, we amended our Nominating and Corporate Governance Committee Charter to address oversight of the Company’s ESG strategy and activities and our Compensation Committee Charter to address oversight over the Company’s DEI policies and procedures. We also amended our Code of Conduct and Governance Guidelines to emphasize the importance of ESG and DEI matters. To support the Nominating and Corporate Governance Committee and the Compensation Committee in these efforts, we established a management/employee-level ESG Steering Committee and a management-level DEI Steering Committee consisting of leaders from different disciplines and job functions across our organization. The ESG

Steering Committee meets at least monthly and reports directly to our executive officer management team, which is responsible for communicating with the Nominating and Corporate Governance Committee regarding the Company’s ESG efforts and recommendations. The DEI Steering Committee meets at least monthly and reports directly to our executive officer management team, which is responsible for communicating with the Compensation Committee regarding the Company’s DEI efforts and recommendations. In addition, we published our first DEI statement on our corporate website that outlines many of our goals and Company positions and we have undertaken to promote diversity, equity and inclusion across our workforce and to position all employees to succeed, specifically using employee surveys and other stakeholder information to help guide us.

We believe in, respect and promote human rights as an essential value of the Company and vital to the operation of our global business. In February 2022, we released a Human Rights Statement that publicly outlines our values on human rights issues. The Human Rights Statement reiterates that we will not infringe on the rights of others and will endeavor to address adverse human rights impacts on the communities in which we conduct our business. We expect our employees to share this commitment to ensure we all respect and support human rights.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates pursuant to written charters that are reviewed at least once annually, are updated when appropriate, updated, and are available in the “Governance – Documents & Charters” section of our corporate website at www.radiusglobal.com. If the need should arise, the Board may set up additional committees as appropriate.

So long as any Founder Directors are serving on the Board, the AG Group will have the right to designate a majority of the Nominating and Governance Committee, and at least four-ninths of each committee of the Board will be comprised of Founder Directors or other directors selected by them. See “Board Leadership and Governance Structure – Composition of the Board” above.

Audit Committee

The purpose of the Audit Committee is to have and exercise the power and authority of the Board relating to (i) the Company’s financial statements and financial reporting process, (ii) the independence and qualifications of the Company’s independent auditors, (iii) the Company’s systems of internal accounting and financial controls and (iv) the Company’s legal and regulatory compliance and ethics programs.

The Audit Committee is responsible for, among other things:

•	the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company (including resolution of any disagreements between management and the independent auditors);

•	the review and approval of all audit engagement fees and terms, as well as non-audit engagements, with the Company’s independent auditors;

•	overseeing our internal audit function, if any;

•	compliance with legal and regulatory requirements and the Company’s ethics programs; and

•	overseeing the Company’s policies and procedures with respect to risk assessment and risk management, including with respect to information technology, cybersecurity and data privacy.

In addition, the Audit Committee has the exclusive power (except where such power is expressly delegated to another committee) to review and approve Related Party Transactions (as defined under Item 404 of Regulation S-K).

The Audit Committee is currently comprised of three members: Thomas C. King, Antoinette Cook Bush and Ashley Leeds. The Audit Committee is chaired by Thomas C. King, whom the Board has determined is an audit committee financial expert in accordance with the Sarbanes-Oxley Act. The Board has reviewed the background, experience and independence of the Audit Committee members. Based on this review, the Board has determined that each member meets the independence and other requirements of the Nasdaq Governance Standards.

Compensation Committee

The purpose of the Compensation Committee is to have and exercise the power and authority of the Board relating to the design and implementation of the Company’s executive compensation program and plans, the compensation of the Company’s executive officers and directors and the review of the Company’s executive succession plan.

The Compensation Committee is responsible for, among other things:

•	assisting the Board in evaluating potential candidates for executive positions;

•

making recommendations to the independent directors with respect to the compensation of the Chief Executive Officer and determining the compensation of all other executive officers (in making compensation decisions for executive officers other than our Chief Executive Officer, the Compensation Committee meets with and discusses those decisions with our Chief Executive Officer);

•	reviewing the Company’s incentive compensation and other equity-based compensation plans and making recommendations to the Board with respect thereto;

•	reviewing, on a periodic basis, director compensation and making recommendations to the Board with respect to such compensation;

•	oversee the Company’s policies and procedures related to its human capital resources, including with respect to compliance with law, employee engagement, diversity and inclusion and culture; and

•	review of the Company’s executive succession plan.

The Compensation Committee is currently comprised of four members: Michael D. Fascitelli, William D. Rahm, Nick Advani and Paul A. Gould. The Compensation Committee is chaired by Michael D. Fascitelli. The Board has reviewed the background, experience and independence of the Compensation Committee members. Based on this review, the Board has determined that each member meets the independence requirements of the Nasdaq Governance Standards.

The Compensation Committee has the authority to create one or more subcommittees, each subcommittee to consist of one or more members of the Compensation Committee, and delegate to a subcommittee any or all of the powers and authority of the Compensation Committee as it may deem appropriate in its sole discretion. Further, to assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. The Compensation Committee engaged Ferguson Partners Consulting L.P. f/k/a FPL Associates L.P. (“FPL”), a national compensation consulting firm, to serve as an independent consultant to the Compensation Committee. FPL provided advice to the compensation committee on matters related to, among other things:

•	compensation of our officers and employees, including providing the compensation committee with data and analysis to support the adoption and implementation of a long term incentive program;

•	equity grants made under the Equity Plan; and

•	the design of our director compensation program.

The Compensation Committee has determined that FPL is independent pursuant to the Company’s Compensation Committee charter. The Compensation Committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

None of the directors who currently serve or in the past year have served, on the Compensation Committee (i) serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board, (ii) are, or in the past year have been, an officer or employee of the Company or its subsidiaries (including the APW Group) or (iii) have, or in the past year have had, any other relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions by Compensation Committee members.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to have and exercise the power and authority of the Board relating to the (i) identification of qualified individuals to be elected or appointed to the Board (other than the Founder Directors), consistent with qualifications and criteria approved by the Board (and as required by Nasdaq and the SEC), (ii) selection of nominees for election or appointment to the Board (other than the Founder Directors), (iii) development of a set of corporate governance principles applicable to the Company, (iv) the process for the evaluation of the Board and (v) oversight of the Company’s ESG strategy.

The Nominating and Corporate Governance Committee is responsible for, among other things (subject to the rights of the holders of Founder Preferred Stock as described under “Board Leadership and Governance Structure – Composition of the Board” above):

•	identifying qualified individuals and selecting nominees for election or appointments to the Board;

•	recommending to the independent directors to serve as members of each Board committee;

•	developing and recommending a set of corporate governance principles applicable to the Company and overseeing the process for evaluation of the Board;

•

overseeing activities relating to corporate social responsibility, sustainability and other ESG matters, including the Company’s ESG strategy, goals and activities, including related risk considerations and disclosure and communications relating to the foregoing; and

•	keeping the structure, size and composition of the Board under regular review and making recommendations to the Board with regard to any changes necessary.

Pursuant to the Shareholders Agreement, the AG Investors’ Representative, which is an affiliate of William H. Berkman, has the ability to select a majority of the Nominating and Corporate Governance Committee. See “Certain Relationships and Related Party Transactions – Shareholders Agreement – Founder Directors.”

The Nominating and Corporate Governance Committee is currently comprised of four members: Paul A. Gould, Noam Gottesman, Nick Advani and Ashley Leeds. The Nominating and Corporate Governance Committee is chaired by Paul A. Gould. The Board has reviewed the background, experience and independence of the Nominating and Corporate Governance Committee members. Based on this review, the Board has determined that each member meets the independence requirements of the Nasdaq Governance Standards.

Meeting Attendance

During 2021, each director attended at least 75% of the aggregate of the regularly scheduled and special meetings of the Board and meetings of each committee of the Board on which such director served for the period in which such director served. Management of the

Company maintains regular communications with the directors so even those who may not be able to attend a meeting are fully informed of the subject matter of the meetings, have the opportunity to discuss the subject matter with management and the other directors prior to the meetings, and are also notified of any specific actions or discussions that occurred at any meeting they were unable to attend. Seven of the directors serving at the time attended the 2021 Annual Meeting of Stockholders. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend.

Other Governance Matters

Role of the Board in Risk Oversight

The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas. In particular, the Board monitors and assesses strategic risk exposure and the Audit Committee oversees our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices and of the Board, as well oversight of ESG matters and related risks The Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board is regularly informed about the risks overseen by the committees through committee reports.

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Prohibition of Hedging

Our Securities Trading Policy prohibits those employed by or associated with the Company from entering into (1) short sales of the Company’s securities, (2) transactions in publicly traded options in the Company’s securities, such as puts, calls, collars or other derivative securities, on an exchange or in any other organized market or (3) hedging or monetization transactions or similar arrangements designed to hedge or offset any decrease in the market price of the Company’s securities.

Stock Ownership Requirement

We have adopted a stock ownership requirement for our executives and our independent directors. Our stock ownership policy was adopted November 12, 2020 and is intended to increase the alignment of interests between our executives and stockholders. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy. Our policy provides the following:

Category	Share Requirement*
CEO	6x annual base salary
President/COO	3x annual base salary
Other “Section 16 officers”	2x annual base salary
Independent Director	5x annual director fees

*

If an individual becomes subject to a greater ownership amount, due to promotion or an increase in base salary or annual director fee, the individual is expected to meet the higher ownership threshold within three years of such time.

Equity that qualifies toward satisfaction of the share ownership requirement shall include, but not be limited to, the following:

•

Shares of Class A Common Stock (“Class A Shares”), Shares of Class B Common Stock (“Class B Shares”), shares of Series A Founder Preferred Stock and LTIP Units owned directly, including restricted stock, stock units and Class A Shares, Class B Shares and shares of Series A Founder Preferred Stock deliverable upon settlement of restricted or unrestricted stock units, excluding restricted stock, stock units, and LTIP Units that remain subject to achievement of performance goals;

•	Class A Shares, Class B Shares and shares of Series A Founder Preferred Stock owned indirectly, if the individual has an economic interest in such shares; and

•

Class A Shares, Class B Shares and shares of Series A Founder Preferred Stock acquired through savings plans, such as our 401(k) plan, any deferred compensation plan for executives, and acquired through any employee stock purchase plan.

Options and performance-based awards do not qualify toward meeting an individual’s respective requirement.

To satisfy the ownership requirement, an individual subject to the policy must satisfy the ownership requirement by November 12, 2025 (unless such individual became subject to the policy after November 12, 2020, in which case the requirement will need to be satisfied within five years of the date such person becomes subject to the policy). If an individual’s stock ownership requirement is not satisfied by the end of the five-year period, then the individual shall not be required to purchase any shares of the Company (because of the market and price potential fluctuations) in the open market but instead is required to retain 100% of the net after tax (and any applicable exercise costs) amount of any equity held, and subsequently awarded, until such minimum requirement is met.

The compensation committee is responsible for monitoring the application of our stock ownership policy. Each of our NEOs and independent directors is in compliance with our policy.

Whistleblower Policy

We are committed to an environment where open, honest communications are the expectation, not the exception. If an employee believes they have been subjected to any form of a policy violation or unlawful discrimination, a written complaint should be provided to their supervisor or Human Resources as described in our Code of Business Conduct and Ethics Policy.

In situations where employees prefer to place an anonymous report in confidence, they are encouraged to use our whistleblower hotline, hosted by EthicsPoint. Employees are encouraged to submit reports relating to violations stated in the Code of Business Conduct and Ethics Policy, as well as asking for guidance related to policies and procedure and providing positive suggestions and stories.

Reported violations are considered on a confidential and, where requested, anonymous basis, and are investigated in a timely manner. Any complaint should be specific and should include the names of the individuals involved and the names of any witnesses. We immediately undertake an investigation and attempt resolution, with actions taken as necessary and escalation to the Audit Committee where appropriate. If we determine that unlawful discrimination has occurred, remedial action will be taken commensurate with the severity of the offense. Appropriate action will also be taken to deter any future discrimination. To the extent appropriate, we will inform the person filing the complaint and the person alleged to have committed the conduct of the results of the investigation. We will take appropriate action to remedy any loss to the employee as a result of the discrimination. We will not retaliate against the employee for filing a complaint and will not knowingly permit retaliation by any other employees.

Our whistleblower hotline is also available to all external stakeholders through our corporate website to anonymously report concerns and ask relevant questions. All cases highlighted through this channel are investigated, with actions taken as necessary and escalation to the Audit Committee where appropriate.

Communications with the Board

The Board has adopted a procedure for receiving and addressing communications from our stockholders. Stockholders who wish to communicate with the Board, any group of directors or any individual director can write to: Chairman of the Board, Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004. The Chairman or an officer delegated by the Chairman shall review all such correspondence and maintain a log of all such correspondence and forward to the directors copies of all correspondence that, in the opinion of the Chairman or a delegated officer, deal with the functions of the Board or committees thereof or that the Chairman or a delegated officer otherwise determine requires their attention. The Chairman or a delegated officer may screen frivolous or unlawful communications and commercial advertisements. Directors may at any time review the log.

Concerns relating to accounting, internal controls or auditing matters should immediately be brought to the attention of the Chair of the Audit Committee or their designee and handled in accordance with procedures established by the Audit Committee with respect to such matter (including through our third-party confidential reporting system as indicated in the Code of Conduct).

DIRECTOR COMPENSATION

Director Compensation Table

The following table summarizes the compensation earned or paid to our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees earned for fiscal year 2021 or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael D. Fascitelli	20,000	0	0	0	0	0	20,000
Noam Gottesman	7,500	0	0	0	0	0	7,500
William D. Rahm	0	0	0	0	0	0	0
Paul A. Gould	91,741	75,000	0	0	0	0	166,741
Antoinette Cook Bush	12,500	150,000	0	0	0	0	162,500
Thomas C. King	25,000	150,000	0	0	0	0	175,000
Nick S. Advani	17,500	150,000	0	0	0	0	167,500
Ashley Leeds	20,000	150,000	0	0	0	0	170,000

Director Compensation Policy

On August 20, 2020 the Board approved the non-employee director compensation policy, effective February 10, 2020, pursuant to which each of the independent directors is eligible to receive annual director fee compensation with a total value of $150,000 (prorated for any partial year of service) with up to 50% of such compensation value in cash and at least 50% in the form of restricted stock. The other half of such annual fee is paid in cash in quarterly arrears; provided that each such director may elect at the beginning of each year of service (or at the beginning of such director’s term) to receive some or all of the cash component of their annual director fee in the form of additional restricted shares of Class A Common Stock subject to the same valuation and vesting criteria as the other restricted shares of Class A Common Stock granted to such director for such year of service. Pursuant to this policy, Messrs. Advani and King and Mses. Bush and Leeds elected to receive all of such annual fee for 2021 in the form of restricted shares of Class A Common Stock, the number of such shares based on the closing price of the Company’s Class A Common Stock on the grant date, while Mr. Gould elected to receive 50% of such compensation value in cash and at least 50% in the form of restricted stock. These restricted shares vested (i.e., the restriction lapsed) on February 10, 2022. The Board also approved the following annual fees, to be paid in quarterly arrears, for service on committees of the Board (also prorated for any partial year of service): $25,000 for the chair of the Audit Committee and $12,500 for other members of the Audit Committee; $20,000 for the chair of the Compensation Committee and $10,000 for other members of the Compensation Committee; and $15,000 for the Chair of the Nominating and Corporate Governance Committee and $7,500 for other members of the Nominating and Corporate Governance Committee. Messrs. Fascitelli and Gottesman elected not to receive the annual director fee compensation in respect of their services on the Board for 2021. Mr. Rahm elected not to receive compensation in respect of his service on the Board (or any committee) so long as any of the Centerbridge Entities are investors in the Company.

Additionally, the Company will reimburse each director for travel, hotel and other expenses incurred in connection with performing their duties as a director.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022 and is asking stockholders to ratify this appointment at the Annual Meeting.

KPMG has audited our financial statements annually beginning with 2020 and audited the financial statements of the APW Group for the years ended December 31, 2019 and 2018 as well as the financial statements of Landscape Acquisition Holdings Limited as of October 31, 2019 and 2018 in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards in connection with our listing on Nasdaq, but KPMG has audited the financial statements of the APW Group annually since 2010. A representative of KPMG is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select KPMG as our independent registered public accounting firm for 2022, the Audit Committee determined that retention of KPMG is in the best interests of us and our stockholders. Information regarding fees billed by KPMG for our 2021 and 2020 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG, but may ultimately determine to retain KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that KPMG billed us for professional services rendered for 2021 and 2020 and includes audit fees expected to be billed in 2021 in connection with the audit of our financial statements as of and for the year ended December 31, 2021 (in thousands of dollars):

Fee Category	2021	2020
Audit Fees	$2,166	$995
Audit-Related Fees	$413	$1,537
Tax Fees	$861	$1,142
All Other Fees	$-	$230
Total Fees	$3,440	$3,904

Audit Fees

“Audit Fees” include fees for professional services provided by KPMG in connection with the audit of our annual financial statements, review of quarterly financial statements included in our quarterly reports on Form 10-Q and audits of subsidiary annual financial statements required under certain debt agreements.

Audit-Related Fees

“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” Specifically, Audit-Related Fees primarily consisted of fees for professional services rendered in connection with our registration statements on Form S-1, Form S-3 and issuances of related consents, as well as the issuance of a comfort letter in connection with our convertible notes issuances.

Tax Fees

“Tax Fees” includes fees for professional services provided by KPMG for tax compliance, tax advice and tax planning, including continuing tax advisory services rendered in connection with matters associated with the APW Acquisition.

All Other Fees

“All Other Fees” would include fees for services provided by KPMG that are not included in the other fee categories reported above.

Audit Committee Pre-Approval Policies and Procedures

KPMG provides the Audit Committee with information outlining the plan and scope of KPMG’s proposed audit services proposed to be performed during the year, which the Audit Committee reviews with KPMG and management. The Audit Committee pre-approves all services provided by KPMG, including audit services and non-audit services, to assure that they do not impair KPMG’s independence.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Audit Committee Report

The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and Nasdaq standards and is available in the “Governance – Documents & Charters” section of our corporate website, www.radiusglobal.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2021 and has discussed with KPMG, our independent registered public accounting firm for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG required under the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG the latter’s independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2021 Annual Report for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to, quality of services provided, technical expertise, knowledge of the industry, effective communication and objectivity. The Audit Committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

The Audit Committee has engaged KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such engagement by our stockholders.

Audit Committee

Thomas C. King, (Chair)

Antoinette Cook Bush

Ashley Leeds

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age	Appointed
William H. Berkman	Co-Chairman and Chief Executive Officer	57	February 2020
Scott G. Bruce	President	60	February 2020
Richard I. Goldstein	Chief Operating Officer	61	February 2020
Glenn J. Breisinger	Chief Financial Officer and Treasurer	61	February 2020
Jay L. Birnbaum	General Counsel	60	February 2020

William H. Berkman, Co-Chairman and Chief Executive Officer

Mr. Berkman’s biographical information is set forth under “Proposal No. 1: Election of Directors – Nominees” above.

Scott G. Bruce, President

Scott G. Bruce, age 60, is the President of the Company. Mr. Bruce previously served as Managing Director of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2006. He also serves as the President of our subsidiary AP WIP Investments. Mr. Bruce serves as an independent director of Uniti Group, Inc., a publicly traded Nasdaq-listed company. Previously, Mr. Bruce was General Counsel and Secretary of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000, when it was sold to AT&T/Liberty Media. He also served as Vice President and General Counsel of Associated Communications Corporation, a publicly traded predecessor company to Associated Group, from 1992 to 1994. Prior to joining Associated Partners, Mr. Bruce practiced corporate law at Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania from 1987 to 1992. Prior to that, he worked as an auditor in the New York office of Touche Ross & Co. (predecessor to Deloitte) from 1983 to 1985. In connection with Mr. Bruce’s responsibilities at Associated Partners, he has held various board memberships at private companies. Mr. Bruce holds an A.B. in History from Colgate University, an M.S. (Accounting) from the New York University Stern School of Business and a J.D. from the Villanova University School of Law. Mr. Bruce’s operational, management and investment expertise has been gained through years of experience as both an executive and lawyer in the telecommunications and communications infrastructure industries.

Richard I. Goldstein, Chief Operating Officer

Richard I. Goldstein, age 61, is the Chief Operating Officer of the Company. Mr. Goldstein previously served as Managing Director of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2006. He also serves as the Chief Operating

Officer of our subsidiary AP WIP Investments. Mr. Goldstein currently also serves as lead director of Franklin Square Energy Partners, a position he has held since March 2015. Mr. Goldstein also serves as a member of the board of directors of FS KKR Capital Corp. and FS KKR II Capital Corp. Prior to joining Associated Partners, Mr. Goldstein was vice president of Associated Group, Inc.(“AGI”), a publicly traded owner and operator of communications-related businesses and assets. While at AGI, he was responsible for operating AGI’s cellular telephone operations. Mr. Goldstein has served as a director of Ubicquia since 2017. Mr. Goldstein served as a director of Intellon Corporation prior to its acquisition by Atheros Communications, Inc. Mr. Goldstein received a B.S. in Business and Economics from Carnegie Mellon University and received training at the Massachusetts Institute of Technology in Management Information Systems. Mr. Goldstein has extensive experience as a senior executive and in negotiating investment transactions in a variety of industries, including in the energy industry.

Glenn J. Breisinger, Chief Financial Officer and Treasurer

Glenn J. Breisinger, age 61, is the Chief Financial Officer and Treasurer of the Company. Mr. Breisinger previously served as the Chief Financial Officer of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2006, as well as the Chief Financial Officer of Liberty Associated Partners, LP since 2000. He also serves as the Chief Financial Officer of our subsidiary AP WIP Investments. He formerly served as the Chief Financial Officer of ChemImage Corporation, as well as a member of the board of directors of PEG Bandwidth, LLC. Mr. Breisinger was the Assistant Secretary and Assistant Treasurer of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000. Mr. Breisinger served as Chief Financial Officer of domestic cellular telephone operations for Associated Communications Corporation from 1993 to 1994. From 1982 to 1993, Mr. Breisinger was employed by Ernst & Young, most recently as a Senior Manager where he was responsible for the coordination of professional services in the areas of assurance, accounting, federal and state income tax services and management consulting. Mr. Breisinger is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from Duquesne University.

Jay L. Birnbaum, Senior Vice President, General Counsel and Secretary

Jay L. Birnbaum, age 60, is the Senior Vice President, General Counsel and Secretary of the Company. Mr. Birnbaum previously served as General Counsel of the portfolio companies of Associated Partners, L.P., a private investment partnership focusing on creating, operating and investing in wireless communications companies, since 2011. In 2011 Mr. Birnbaum started his own legal practice, EMG Legal Services, providing outside general counsel services for telecommunications, green energy and technology companies as well as private equity investors. This included serving as the general counsel for the APW Group as well as other portfolio companies of Associated Partners, PEG Bandwidth, LLC and AP Towers, LLC. Mr. Birnbaum became an employee of AP Service Co., an affiliate of Associated Partners, in 2014 and continued to serve as general counsel of these companies.

Previously, Mr. Birnbaum was the Senior Vice President and General Counsel of Current Group, LLC, a portfolio company of Associated Partners and a developer of broadband over power line and electric distribution smart grid technologies. Prior to that Mr. Birnbaum spent nearly 15 years in private law practice in Washington, DC specializing in telecommunications, first as an associate at what is now Arent Fox LLP and then at Skadden, Arps, Slate Meagher & Flom LLP, where he became a partner and co-head of that firm’s communications practice focused on domestic and international transactional, regulatory and legislative matters involving the telecommunications industry.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below. Prior to the completion of our acquisition of the APW Group (the “APW Acquisition”) on February 10, 2020 (the “Acquisition Closing Date”), we did not have any executive officers. In 2021, our NEOs and their positions were as follows:

•	William H. Berkman, our Co-Chairman and Chief Executive Officer;

•	Scott G. Bruce, our President; and

•	Richard I. Goldstein, our Chief Operating Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2021 and 2020:

Name and principal position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation(2)	Total ($)
William H. Berkman	2021	$515,000	$772,500	$0	$0	$0	$0	$52,549	$1,340,499
Co-Chairman and Chief Executive Officer	2020	$476,136	$562,500	$19,158,118	$0	$0	$0	$60,247	$20,257,001
Scott G. Bruce	2021	$721,000	$540,750	$0	$0	$0	$0	$40,892	$1,327,092
President	2020	$730,980	$337,500	$8,291,113	$0	$0	$0	$33,875	$9,393,468
Richard I. Goldstein	2021	$721,000	$540,750	$0	$0	$0	$0	$40,892	$1,327,092
Chief Operating Officer	2020	$732,277	$337,500	$8,291,113	$0	$0	$0	$42,619	$9,403,509

(1)

The amounts in the Stock Awards column for 2020, which were granted in connection with the APW Acquisition, reflect the aggregate grant date fair value of time-based awards and performance-based restricted stock units, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the year ended December 31, 2020. The amounts disclosed in this column for 2020 consist of a combination of (i) Series A LTIP Units (as defined in the Equity Plan) that vest over three years following grant (“Three-Year Time-Vesting Series A LTIP Units”) along with an equal number of shares of Class B Common Stock, (ii) Series A LTIP Units that vest over five years following grant (“Five-Year Time-Vesting Series A LTIP Units” and, together with the Three-Year Time-Vesting Series A LTIP Units, the “Time-Vesting Series A LTIP Units”) along with an equal number of shares of Class B Common Stock, (iii) Series A LTIP Units that vest based on the attainment of certain share price hurdles over three and seven years (“Performance-Vesting Series A LTIP Units”) along with an equal number of shares of Class B Common Stock and (iv) Series B LTIP Units (as defined in the Equity Plan) that vest based on the attainment of certain share price hurdles over nine years (“Performance-Vesting Series B LTIP Units”) along with an equal number of shares of Series B Founder Preferred Stock. For a discussion of the LTIP and the long-term incentive awards granted to our named executive officers in 2020, see “Executive Compensation Arrangements with our NEOs — Employment Agreements — Equity Incentive Compensation.”

The following table sets forth the Initial Awards granted to each NEO on February 10, 2020 pursuant to the Employment Agreements.

Name	Award Type	2020 LTIP Award
William H. Berkman	Five-Year Time-Vesting Series A LTIP Units	$5,765,901
	Performance-Vesting Series A LTIP Units	$5,765,893
	Performance-Vesting Series B LTIP Units	$7,626,324

Scott G. Bruce	Three-Year Time-Vesting Series A LTIP Units	$915,200
	Five-Year Time-Vesting Series A LTIP Units	$3,456,586
	Performance-Vesting Series A LTIP Units	$3,456,577
	Performance-Vesting Series B LTIP Units	$462,750

Richard I. Goldstein	Three-Year Time-Vesting Series A LTIP Units	$915,200
	Five-Year Time-Vesting Series A LTIP Units	$3,456,586
	Performance-Vesting Series A LTIP Units	$3,456,577
	Performance-Vesting Series B LTIP Units	$462,750

(2)

Amounts in this column for 2021 and 2020 include: (i) Company matching contributions to the 401(k) plan, and (ii) life, medical, dental, vision, long and short term disability, and life insurance premiums and health savings account contributions paid by the Company.

Executive Compensation Arrangements with Our NEOs

The following is a summary of the material compensatory arrangements between the Company and its NEOs.

Employment Agreements

Each of our NEOs is subject to an employment agreement (each, an “Employment Agreement”) with the Company and APW OpCo, which became effective February 10, 2020. The base salary of our NEOs is subject to annual review and increase (but not decrease), as determined by the Board (or a duly authorized committee thereof). Each NEO is also eligible to receive an annual bonus based on a target percentage of base salary set by the Board (or a duly authorized committee thereof), subject to financial and other performance achievements as considered by the Compensation Committee.

The following table sets forth the base salary and bonus target percentages for the fiscal year ending December 31, 2021 for the executive officers of the Company:

Name	Year	Salary	Bonus Target Percentage
William H. Berkman	2021	$515,000	100.0%
Scott G. Bruce	2021	$721,000	50.0%
Richard I. Goldstein	2021	$721,000	50.0%

Equity Incentive Compensation

Pursuant to the Employment Agreements, the Company granted each NEO an initial award (each, an “Initial Award”) of LTIP Units and, in tandem with the LTIP Units, shares of Class B Common Stock and/or shares Series B Founder Preferred Stock (collectively, the “Tandem Shares”), subject to the terms and conditions of the applicable award agreement, pursuant to the Equity Plan, which is described under the section entitled “Proposal No. 4: Approval of an Amendment to the Radius Global Infrastructure, Inc. 2020 Equity Incentive

Plan – Summary of the Material Terms of the Equity Plan.” LTIP Units are redeemable for Class A Common Stock pursuant to the APW LLC Operating Agreement, as described under “Certain Relationships and Related Party Transactions – APW OpCo LLC Agreement.” The Initial Awards consist of a combination of (i) Series A LTIP Units (as defined in the Equity Plan) that vest pro rata over three years following grant (“Three-Year Time-Vesting Series A LTIP Units”) along with an equal number of shares of Class B Common Stock, (ii) Series A LTIP Units that vest pro rata over five years following grant (“Five-Year Time-Vesting Series A LTIP Units” and, together with the Three-Year Time-Vesting Series A LTIP Units, the “Time-Vesting Series A LTIP Units”) along with an equal number of shares of Class B Common Stock, (iii) Series A LTIP Units that vest based on the attainment of certain share price hurdles over seven years (“Performance-Vesting Series A LTIP Units”) along with an equal number of shares of Class B Common Stock and (iv) Series B LTIP Units (as defined in the Equity Plan) that vest based on the attainment of certain share price hurdles over nine years (“Performance-Vesting Series B LTIP Units”) along with an equal number of shares of Series B Founder Preferred Stock. The Tandem Shares are subject to the same vesting and forfeiture conditions as the related LTIP Units.

The following table sets forth the Initial Awards granted to each NEO on February 10, 2020 pursuant to the Employment Agreements.

Name	Award Type	Number of LTIP Units
William H. Berkman	Five-Year Time-Vesting Series A LTIP Units	693,017
	Performance-Vesting Series A LTIP Units	693,016
	Performance-Vesting Series B LTIP Units	1,236,033

Scott G. Bruce	Three-Year Time-Vesting Series A LTIP Units	110,000
	Five-Year Time-Vesting Series A LTIP Units	415,455
	Performance-Vesting Series A LTIP Units	415,454
	Performance-Vesting Series B LTIP Units	75,000

Richard I. Goldstein	Three-Year Time-Vesting Series A LTIP Units	110,000
	Five-Year Time-Vesting Series A LTIP Units	415,455
	Performance-Vesting Series A LTIP Units	415,454
	Performance-Vesting Series B LTIP Units	75,000

Time-Vesting Series A LTIP Units. The Three-Year Time-Vesting Series A LTIP Units vest 33.33% on each anniversary of the grant date and the Five-Year Time-Vesting Series A LTIP Units vest 20% on each anniversary of the grant date, in each case, subject to the executive officer’s continued employment on such vesting date.

Performance-Vesting Series A LTIP Units. Performance-Vesting Series A LTIP Units are subject to both time and performance-based vesting conditions and will only become vested upon satisfaction of both applicable time and performance-based vesting conditions. The time-based vesting conditions will be satisfied with respect to 50% of the Performance-Vesting Series A LTIP Units on each of the third and seventh anniversaries of the grant date, in each case, subject to the executive officer’s continued employment on such date. The performance-based vesting criteria will be satisfied as follows: (i) 25% of the Performance-Vesting Series A LTIP Units will vest if the 10-day VWAP (as defined in the applicable award agreement) during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $11.50 per share of Class A Common Stock; (ii) an additional 25% of the Performance-Vesting Series A LTIP Units (i.e., 50% in the aggregate) will vest if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $13.50 per share of Class A Common Stock; (iii) an additional 25% of the Performance-Vesting Series A LTIP Units (i.e., 75% in the aggregate) will vest if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $15.50 per share of Class A Common Stock; and (iv) an additional 25% of the Performance-Vesting Series A LTIP Units (i.e., 100% in the aggregate) will vest if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2027 equals at least $17.50 per share of Class A Common Stock. The performance period for Performance-Vesting Series A LTIP Units expires on December 31, 2027 and any Performance-Vesting Series A LTIP Units that have not satisfied both the applicable time-based and performance-based vesting conditions as of such date will be canceled and forfeited.

Performance-Vesting Series B LTIP Units. Performance-Vesting Series B LTIP Units are subject to performance-based vesting conditions and subject to the NEO’s continued employment and will only become vested upon satisfaction of both applicable time and performance-based vesting conditions. The performance-based vesting criteria will be satisfied with respect to a pro rata portion of the Performance-Vesting Series B LTIP Units if the 10-day VWAP during the last 10 trading days of any year ending on or prior to December 31, 2029 exceeds $10.00 per share of Class A Common Stock, with 0% vesting at $10.00 per share of Class A Common Stock, and linear vesting through and until 100% vesting at $20.00 per share of Class A Common Stock. For example, if the 10-day VWAP during the last 10 trading days of the year ending December 31, 2020 is $14.00 per share of Class A Common Stock, 40% of the Performance-Vesting Series B LTIP Units vest on such date. If the 10-day VWAP during the last 10 trading days of the year ending December 31, 2021 is then share of $13.00 per Class A Common Stock, there is no additional vesting on such date. If the 10-day VWAP during the last 10 trading days of the year ending December 31, 2022 is then $15.00 per share of Class A Common Stock, an additional 10% of the Performance-Vesting Series B LTIP Units vest on such date (such that 50% has vested in the aggregate). The performance period for Performance-Vesting Series B LTIP Units expires on December 31, 2029 and any Performance-Vesting Series B LTIP Units that have not satisfied both applicable time-based and performance-based vesting conditions as of such date will be canceled and forfeited.

Termination of Employment; Change in Control. Under the applicable award agreement, in the event of an executive officer’s termination of employment (not in connection with a Change in Control (as defined in the Equity Plan)), that officer’s outstanding LTIP Units will be treated as follows:

•	in the event of a termination for Cause or resignation without Good Reason (each, as defined in the Equity Plan), any unvested LTIP Units (and related Tandem Shares) will be forfeited;

•	in the event of a termination of employment without Cause or resignation for Good Reason, all LTIP Units will vest in full; and

•

in the event of a termination due to death or disability, (i) in the case of Time-Vesting Series A LTIP Units, accelerated vesting of a portion of the LTIP Units for the one-year period on which the termination occurs, plus an additional year of vesting (i.e., an additional 40% for Five-Year Time-Vesting Series A LTIP Units and an additional 66.6% for Three-Year Time-Vesting Series A LTIP Units), (ii) in the case of Performance-Vesting Series A LTIP Units, accelerated vesting of the time-based vesting condition based on the portion of the year elapsed through the date of the termination, plus an additional year of vesting, and awards remain subject to performance hurdles and (iii) in the case of Performance-Vesting Series B LTIP Units, accelerated vesting of all LTIP Units.

Under the applicable award agreement, in the event of a Change in Control, an executive officer’s outstanding LTIP Units will be treated as follows:

•	all Time-Vesting Series A LTIP Units and Performance-Vesting Series B LTIP Units will vest in full upon such Change in Control; and

•

to the extent outstanding Performance-Vesting Series A LTIP Units are assumed or substituted by the successor entity, the performance-based vesting criteria will be deemed satisfied upon such Change in Control and the Performance-Vesting Series A LTIP Units will remain outstanding and subject to only time-based vesting conditions; provided that if following such Change in Control the executive is terminated within twelve months without cause, for good reason or due to death or disability, such awards will accelerate. If the outstanding Performance-Vesting Series A LTIP Units are not assumed or substituted by the successor entity, then all such LTIP Units will vest in full upon such Change in Control.

Voting Rights and Transferability. The NEOs have voting rights with respect to their Tandem Shares that correspond to their LTIP Units immediately upon the grant date regardless of whether vested or unvested. Vested and unvested LTIP Units are transferable, except that unvested LTIP Units are not transferable within the two-year period following grant.

Severance. In the event of certain terminations of employment, each NEO is eligible to receive the following severance benefits pursuant to such NEO’s Employment Agreement:

•

in the event of a termination due to death or disability, (i) payment of a pro rata portion of the annual bonus in respect of the fiscal year of termination based on the number of days elapsed in such year through the termination date and actual achievement of applicable company performance goals (the “Pro Rata Bonus Payment”), (ii) payment of any earned, but unpaid bonus, (iii) payment of monthly COBRA premiums for a period of eighteen months following termination (or, in the case of Mr. Berkman, twenty-four months) (the “COBRA Equivalent Payment”), (iv) vesting of the time-based component of all outstanding Company equity-based awards based on the number of full or partial years that have elapsed between the applicable grant date and the termination date, plus one additional year of service and (v) in the case of Mr. Berkman only, full vesting of all outstanding Performance-Vesting Series B LTIP Units and related Tandem Shares;

•

in the event of a termination by the Company other than for Cause, due to death or disability or by the executive officer with good reason (each, a “Qualifying Termination”), in each case other than during the twelve-month period following a Change in Control (as defined in the applicable Employment Agreement), (i) a payment equal to one-times (or, in the case of Mr. Berkman only, two-times) the sum of (x) the base salary and (y) the annual bonus earned in respect of the prior fiscal year (the “Prior Year Bonus”), (ii) the Pro Rata Bonus Payment, (iii) payment of any earned, but unpaid bonus, (iv) payment of the COBRA Equivalent Payment and (v) full accelerated vesting of the officer’s Initial Award (any other Company equity-based awards will be treated in accordance with the applicable award agreements); and

•

in the event of (x) a termination by the Company in anticipation of a Change in Control or (y) a Qualifying Termination during the twelve-month period following a Change in Control, (i) a payment equal to two times the sum of (x) the base salary and (y) the Prior Year Bonus, (ii) payment of a pro rata portion of the target bonus based on the number of days elapsed in the fiscal year of termination through the termination date, (iii) payment of any earned, but unpaid bonus, (iv) payment of the COBRA Equivalent Payment and (v) full accelerated vesting of all LTIP Units, Tandem Shares and other Company equity-based awards.

The foregoing severance payments and benefits are conditioned upon the NEO’s execution and delivery of a release of claims. The NEOs are subject to twelve-month (or, in the case of Mr. Berkman only, twenty-four month) non-competition and non-solicitation covenants following a termination of employment, and perpetual confidentiality and mutual non-disparagement covenants.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2021:

Name	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested(1)
William H. Berkman
Series A LTIP Units	1,247,429	$20,083,607
Series B LTIP Units	472,053	$7,600,059
Scott G. Bruce
Series A LTIP Units	821,151	$13,220,531
Series B LTIP Units	28,643	$461,156
Richard I. Goldstein
Series A LTIP Units	821,151	$13,220,531
Series B LTIP Units	28,643	$461,156
(1)

For a discussion of the earning and vesting of the long-term incentive awards granted to our named executive officers in 2021, see “Executive Compensation Arrangements with our NEOs — Employment Agreements — Equity Incentive Compensation.”

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	Number of Shares to be Issued upon Exercise of Outstanding Equity Awards	Weighted Average Exercise Price of Outstanding Stock Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation plans approved by security holders	0	$0.00		0
Equity compensation plans not approved by security holders	13,500,000	$10.32	(1)	2,514,446
Total	13,500,000	$10.32		2,514,446

(1) Represents the weighted average exercise price of outstanding stock options.

Potential Payments upon a Termination or Change in Control

Each NEO is party to an Employment Agreement with the Company and APW OpCo that is described in the section entitled “Executive Compensation Arrangements with the Company’s Executive Officers – Employment Agreements” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our voting stock as of March 31, 2022, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our outstanding shares of voting stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2022 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock held by that person.

The percentage of shares beneficially owned is computed as of March 31, 2022 on the basis of (i) 92,731,191 shares of our Class A Common Stock outstanding, (ii) 12,657,689 shares of our Class B Common Stock outstanding, (iii) 1,600,000 shares of our Series A Founder Preferred Stock outstanding and (iv) 1,386,033 shares of our Series B Founder Preferred Stock outstanding. Shares of our stock that a person has the right to acquire within 60 days of March 31, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. In addition, beneficial ownership of shares of our Class A Common Stock below does not reflect any impact of a redemption by a holder of Class B Common Units, LTIP Units or Series B Rollover Profits Units of APW OpCo, as the Company retains the right to determine whether to redeem such units for cash or shares of Class A Common Stock. Except as set forth below, the address for each beneficial owner listed is c/o Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, Pennsylvania 19004.

Name of Beneficial Owner	Shares Beneficially Owned (#)								Percentage of Total Voting Power (%)
	Class A		Class B		Series A Founder Preferred		Series B Founder Preferred
	Shares	%	Shares	%	Shares	%	Shares	%
5% Stockholders:
Centerbridge Partners, L.P.(1) 375 Park Avenue, 11th Flr., New York, NY 10152	10,925,000	11.8	—	—	—	—	—	—	10.1
DKLDO V Trading Subsidiary LP(2) c/o Davidson Kempner Capital Management LP 520 Madison Avenue, 30th Floor, New York, NY 10022	9,128,665	9.8	—	—	—	—	—	—	8.4
Westwood Management Corp.(3) 200 Crescent Court, Suite 1200, Dallas, TX 75201	5,057,774	5.5	—	—	—	—	—	—	4.7
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	4,597,778	5.0	—	—	—	—	—	—	4.2
Imperial Landscape Sponsor LLC(5) 888 7th Avenue, 27th Floor, New York, NY 10019	3,833,290	4.1	—	—	800,000	50.0	—	—	3.5
TOMS Acquisition II LLC(6) 450 W. 14th Street, 13th Floor, New York, NY 10014	2,701,731	2.9	—	—	800,000	50.0	—	—	2.5
David J. Berkman 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004	—	—	1,545,443	12.2	—	—	—	—	1.4
JT Family Partnership(7) 655 Madison Avenue, 11th Floor, New York, NY 10065	—	—	708,786	5.6	—	—	—	—
Andrew H. Tisch(8) 655 Madison Avenue, 11th Floor, New York, NY 10065	—	—	708,784	5.6	—	—	—	—
Named Executive Officers and Directors:							—	—
William H. Berkman(9)	—	—	5,057,315	36.4	—	—	1,236,033	89.2	4.7
Scott G. Bruce(10)	70,521	*	1,260,131	9.9	—	—	75,000	5.4	1.2
Richard I. Goldstein(11)	70,521	*	1,188,669	9.3	—	—	75,000	5.4	1.2
Glenn Breisinger(12)	—	—	790,470	6.2	—	—	—	—	*
Michael D. Fascitelli(5)	3,833,290	4.1	—	—	800,000	50.0	—	—	3.5
Noam Gottesman(6)	3,571,405	3.8	—	—	800,000	50.0	—	—	3.3
William D. Rahm	—	—	—	—	—	—	—	—	—
Paul A. Gould	34,878	*	18,076	*	—	—	—	—	*
Antoinette Cook Bush	40,266	*	—	—	—	—	—	—	*
Thomas C. King	40,266	*	—	—	—	—	—	—	*
Nick S. Advani	40,266	*	—	—	—	—	—	—	*
Ashley Leeds	25,956	*	—	—	—	—	—	—	*
All executive officers and directors as a group (13 persons)(13)	7,727,369	8.2	8,850,131	63.0	1,600,000	100.0	1,386,033	100.0	15.3
* Indicates	beneficial ownership of less than 1% of the total outstanding class of stock or voting power, as applicable.

(1)

Based on information provided in a Schedule 13G/A filed on January 20, 2022. Includes 5,847,792 Class A Shares directly held by Centerbridge Partners Real Estate Fund, L.P. (“CPREF”), 160,958 Class A Shares directly held by Centerbridge Partners Real Estate Fund SBS, L.P. (“CPREF SBS”) and 4,916,250 Class A Shares directly held by Centerbridge Special Credit Partners III, L.P. (“SC III”). CPREF, its general partner Centerbridge Partners Real Estate Associates, L.P. (“CPREF Associates”) and its general partner CPREF Cayman GP Ltd (“CPREF Cayman GP”) possess shared voting and dispositive power with respect to the shares directly held by CPREF. CPREF SBS and its general partner CCP SBS GP, LLC (“CCP SBS GP”) possess shared voting and dispositive power with respect to the shares directly held by CPREF SBS. SC III, its general partner Centerbridge Special Credit Partners General Partner III, L.P. (“CSCP III GP”) and its general partner CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) possess shared voting and dispositive power with respect to the shares directly held by SC III. Jeffrey H. Aronson, as the director of each of CPREF Cayman GP and CSCP III Cayman GP, and as managing member of CCP SBS GP, may be deemed to share beneficial ownership with respect to the shares held of record by each of CPREF, CPREF SBS and SC III. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by each of CPREF, CPREF SBS and SC III, except to the extent of any proportionate pecuniary interest therein.

(2)

Based on information provided in a Schedule 13G/A filed on February 10, 2022 by Davidson Kempner Capital Management LP, DKLDO V Trading Subsidiary LP (“DKLDO”) and Anthony A. Yoseloff. Davidson Kempner Long-Term Distressed Opportunities GP V LLC, a Delaware limited liability company, is the general partner of DKLDO. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC (“DKCM”), acts as investment manager to DKLDO, by virtue of a sub-advisory agreement with the investment manager of the fund. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by DKLDO reported herein.

(3)

Based on information provided in a Schedule 13G filed on February 25, 2022 by Westwood Management Corp. (“Westwood”). This amount includes 5,006,593 shares of Class A Common Stock with respect to which Westwood has sole voting power and 51,181 shares of Class A Common Stock with respect to which Westwood has shared voting power.

(4)

Based on information provided in a Schedule 13G filed on February 4, 2022 by BlackRock, Inc. (“BlackRock”). This amount includes 4,445,780 shares of Class A Common Stock with respect to which BlackRock has sole voting power and 4,459,778 shares of Class A Common Stock with respect to which BlackRock has sole dispositive power.

(5)

Michael D. Fascitelli, a United States citizen (“Fascitelli”), and Imperial Landscape Sponsor LLC, a Delaware limited liability company (“Imperial”), may each be deemed to beneficially own and have shared power to vote, or to direct the vote and shared power to dispose, or to direct the disposition of, an aggregate of 3,833,290 shares of Class A Common Stock. This amount consists of (a) 3,033,290 shares of Class A Common Stock held directly by Imperial and (b) 800,000 shares of Series A Founder Preferred Stock held indirectly by Imperial through the sole direct owner of the Company’s shares of Series A Founder Preferred Stock that are convertible into the same number of shares of Class A Common Stock.

(6)

Noam Gottesman, a United States citizen (“Gottesman”), may be deemed to beneficially own and have shared power to vote, or to direct the vote and shared power to dispose, or to direct the disposition of, an aggregate of 3,571,405 shares of Class A Common Stock. TOMS Acquisition II LLC, a Delaware limited liability company (“TOMS Acquisition”), may be deemed to beneficially own and have shared power to vote, or to direct the vote and shared power to dispose, or to direct the disposition of, an aggregate of 2,701,731 shares of Class A Common Stock. These amounts consist of (a) 869,674 shares of Class A Common Stock held directly by Gottesman, (b) 1,901,731 shares of Class A Common Stock held directly by TOMS Acquisition and (c) 800,000 shares of Series A Founder Preferred Stock held indirectly by TOMS Acquisition through the sole direct owner of the Company’s shares of Series A Founder Preferred Stock that are convertible into the same number of shares of Class A Common Stock.

(7)	James S. Tisch is the Manager of JT Family Partnership and has sole voting and investment authority for that entity.

(8)	Andrew H. Tisch is Managing Trustee of and has voting and investment authority with respect to a number of trusts that directly own these Class B Shares.

(9)

Shares of Class B Common Stock include (i) 243,260 shares directly held by Berkman 2012 GST Family Trust, of which Mr. Berkman is Investment Trustee over which Mr. Berkman holds investment power, (ii) 194,608 shares directly held by BB 2008 Investment Trust, of which Mr. Berkman is Investment Trustee over which Mr. Berkman holds investment power, (iii) 624,455 shares directly held by WHB Family 2019 JNB Trust, of which Mr. Berkman is Investment Trustee over which Mr. Berkman holds investment power, (iv) 468,294 shares directly held by BB Partners LLC, of which Mr. Berkman is managing member and majority owner and (v) 1,236,033 shares issuable upon conversion of Series B Founder Preferred Stock.

(10)

Shares of Class B Common Stock include 75,000 shares issuable upon conversion of Series B Founder Preferred Stock. Includes 5,731 shares of Class B Common Stock held by the Stephen L. Berkman LLC Trust for which Mr. Bruce is the Investment and Independent Trustee and has investment power. Includes 5,731 shares of Class B Common Stock held by the Monroe E. Berkman LLC Trust for which Mr. Bruce is the Investment and Independent Trustee and has investment power.

(11)	Shares of Class B Common Stock include 75,000 shares issuable upon conversion of Series B Founder Preferred Stock.

(12)	Mr. Breisinger, our Chief Financial Officer and Treasurer, is an executive officer but not a named executive officer.

(13)	Shares of Class B Common Stock include 1,386,033 shares issuable upon conversion of Series B Founder Preferred Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of any registered class of our equity securities to file reports of ownership and changes of ownership of those securities with the SEC. To our knowledge, based solely on the review of the copies of such reports furnished to us related to the year ended December 31, 2021, all such reports were made on a timely basis, except for Forms 4 filed by each of Messrs. King, Advani, Gould, Msses. Leeds and Cook-Bush with respect to their 2021 director compensation restricted share grants, and a Form 4 filed by Mr. Gary Tomeo with respect to an option grant received for his role as Chief Accounting Officer.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following provides a description of each transaction since January 1, 2020 (and applicable related transactions), and each currently proposed transaction, not described elsewhere in this Proxy Statement (including the director and executive compensation arrangements discussed under “Director Compensation” and “Executive Compensation”), in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or is expected to exceed $120,000; and

•

any related person (as defined pursuant to SEC rules, and which includes any of our directors, executive officers, any stockholder owning more than 5% of any class of our outstanding voting securities, and any immediate family member of any of the foregoing) had or will have a direct or indirect material interest.

Shareholders Agreement

On the Acquisition Closing Date, we entered into a shareholder agreement (the “Shareholders Agreement”) with the AG Group, the AG Investors’ Representative, the Series A Founder Entities and TOMS Acquisition II LLC, in its capacity as agent, proxy and attorney-in-fact for the Series A Founder Entities and the Series A Founder Preferred Holder (the “Landscape Investors’ Representative” and, together with the AG Investors’ Representative, the “Investor Representatives”) and their permitted transferees thereunder (collectively, the “Series A Group”). We refer to the AG Group, the Series A Group and their permitted transferees under the Shareholders Agreement, collectively, as the “Investors.”

Founder Directors

The Shareholders Agreement provides that, until December 31, 2028 (the “Board Designation Expiration Date”), each of the AG Investors’ Representative (on behalf of the AG Group) and the Landscape Investors’ Representative (on behalf of the Series A Founder Preferred Holder), may designate two of the four Founder Directors for election by the holders of the Founder Preferred Stock (unless an investors’ representative fails to designate, on behalf of its applicable Investors, its two Founder Directors, in which case the other investors’ representative will be entitled to designate the remaining Founder Director nominees). The Shareholders Agreement further provides that, for so long as William H. Berkman is our CEO, the AG Investors’ Representative will designate him as one of their Founder Directors (unless we receive advance notice that one of our stockholders intends to nominate one or more directors at the next meeting of stockholders, in which case Mr. Berkman may be replaced as an AG Group Founder Director effective as of such meeting). Until the Board Designation Expiration Date, each of the Investors has agreed, among other things, to vote its voting securities in accordance with the provisions in the Shareholders Agreement, and Series A Founder Preferred Holder, Scott Bruce and Richard Goldstein have irrevocably granted to and appointed the AG Investors’ Representative as their proxy to effect the foregoing voting arrangement. The remaining nominees for the Board (initially four persons) will be selected by the Nominating and Corporate Governance Committee. In addition, the AG Group has the right to select a majority of directors serving on the Nominating and Corporate Governance Committee. The Founder Directors currently serving on the Board are Michael D. Fascitelli, William H. Berkman, Noam Gottesman and William D. Rahm. Messrs. Berkman and Rahm are designees of the AG Group and Messrs. Fascitelli and Gottesman are designees of the Series A Group.

Registration Rights

Pursuant to the Shareholders Agreement, AG Investor, Imperial Landscape Sponsor LLC and TOMS Acquisition II LLC are entitled to the following registration rights:

•

(i) the right to request that we file, within 45 days of our receipt of such request, a registration statement under the Securities Act for the resale of registrable securities held by them and to have such registration statement remain effective until there are no more registrable securities and (ii) the right to require us to effect an underwritten offering subject to certain limitations; and

•

after the 30-month anniversary of the effective date of the Shareholders Agreement, provided we are a U.S. reporting company under SEC rules at that time, customary piggy-back registration rights subject to certain limitations.

Our obligations to each of AG Investor, Imperial Landscape Sponsor LLC and TOMS Acquisition II LLC, with respect to the registration of their securities will terminate on the date on which the entire amount of all voting securities of the Company owned by each of them may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Investor Representatives, without any limitation as to volume under Rule 144 of the Securities Act.

We have also agreed to indemnify each Investor and its respective affiliates, and its respective directors, officers and employees, against certain liabilities that may arise in connection with the registration registrable securities pursuant to the provisions of the Shareholders Agreement.

Transfer Restrictions

The Shareholders Agreement further provides that, until December 31, 2027 (the “Restricted Period”), without the prior written consent of the AG Investors’ Representative and Landscape Investors’ Representative, no Investor will make or solicit any “Transfer” (as defined in the Shareholders Agreement) of any of our equity securities owned or acquired by such Investor or its affiliates, in each case, in connection with the consummation of the APW Acquisition (provided that, in the case of Scott Bruce, Richard Goldstein and their permitted transferees, such restrictions will only apply with respect to Series B Founder Preferred Stock). Following the end of the Restricted Period, each Investor has agreed not to make or solicit any Transfer unless (i) such equity securities would not represent more than 5% of our voting securities and (ii) to the best knowledge of such Investor, after giving effect to such Transfer, such person or group would not have record or beneficial ownership of more than 10% of our voting securities. However, the foregoing transfer restrictions will not apply to

Transfers of equity securities (i) to “Permitted Transferees” (as defined in the Shareholders Agreement), (ii) to us or our subsidiaries, (iii) that the Investor acquired after the Acquisition Closing Date or (iv) up to 25% of the number of Class A Common Stock beneficially owned by such Investor or its affiliates at the Acquisition Closing Date, on a fully diluted basis.

Standstill Restrictions

The Shareholders Agreement also provides that, until December 31, 2029 (or such later date on which the investor percentage interest for the applicable “investor group” (i.e., the AG Group or the Series A Group) has been less than 5% for 180 consecutive days), subject to certain exceptions (and without prior approval of not less than a majority of the Board), no Investor will, and no Investor will permit any of its affiliates or general partners to, directly or indirectly acquire, offer to acquire, by purchase or otherwise, (i) record or beneficial ownership of any of our equity securities, or any direct or indirect right to acquire record or beneficial ownership of any of our equity securities or (ii) any cash-settled call options or other derivative securities or contracts or instruments in any way related to the price of our equity securities. The Investors have also agreed to certain additional restrictions, including restrictions on voting their securities, applicable during the period described above and subject to certain exceptions.

Notwithstanding the foregoing, such restrictions will not apply to, among other things, (i) the acquisition of equity securities (a) by the AG Group pursuant to the APW Acquisition or the conversion of APW OpCo units or the exchange of Class B Common Stock or Series B Founder Preferred Stock, (b) by either investor group of up to 24.9% of the Class A Common Stock (on a fully diluted basis) with respect to any investor group, (c) by either investor group pursuant to our distributions to all holders of Class A Common Stock and/or the Series A Founder Preferred Stock or (ii) certain strategic transactions.

Information Rights and Restrictions

The Shareholders Agreement also provides the Investors with certain information rights and imposes certain obligations on the Investors to keep confidential Company information and certain Investor information.

Centerbridge Agreements

Centerbridge Subscription Agreement

On November 20, 2019, we entered into the Centerbridge Subscription Agreement, with the Centerbridge Entities pursuant to which the Centerbridge Entities subscribed for $100 million of Ordinary Shares at a price of $10.00 per share in connection with, and contingent upon the consummation of, the APW Acquisition.

Pursuant to the Centerbridge Subscription Agreement, we agreed to register the Class A Common Stock held by the Centerbridge Entities (the “Resale Shares”) for resale under the Securities Act prior to cancelling the listing of our Ordinary Shares on the London

Stock Exchange. Accordingly, the Centerbridge Entities were named in our prospectus dated October 21, 2020 as “selling stockholders” that may, from time to time, offer and sell pursuant to such prospectus any or all of the Resale Shares owned by them.

Also pursuant to the Centerbridge Subscription Agreement, we and the Centerbridge Entities entered into a Registration Rights Agreement dated July 10, 2020 providing the Centerbridge Entities with the following registration rights, effective from and after the date on which we become a U.S. reporting company under SEC rules:

•

a requirement for us to register for resale the shares of Class A Common Stock held by the Centerbridge Entities and acquired pursuant to the Centerbridge Subscription Agreement that were not already covered by an effective registration statement at such time;

•

the right to require us to effect one underwritten offering each year of the Class A Common Stock held by the Centerbridge Entities, subject to certain limitations (and provided that any such demand registration in which a Centerbridge Entity is subject to cutback in excess of 25% of the securities it requested to register shall not count as a demand registration); and

•	customary “piggy-back” rights on all registrations of sales of our equity securities, subject to certain limitations.

Our obligations to maintain an effective registration statement with respect to the sales by the Centerbridge Entities of shares acquired pursuant to the Centerbridge Subscription Agreement (or in exchange therefor) will terminate on the first date on which the Centerbridge Entities can sell all such shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold.

We have also agreed to indemnify the Centerbridge Entities and their respective officers, directors, employees, advisors and agents (subject to certain limited exceptions) against liabilities that may arise from sales made by them in connection with the exercise of their registration rights.

Centerbridge Director Nominee

For so long as the Centerbridge Entities hold at least 50% of the shares purchased under the Centerbridge Subscription Agreement, they are entitled to nominate one director to our Board, subject to such person’s reasonable approval by AP Wireless. William D. Rahm currently serves as the director nominee of the Centerbridge Entities on the Board.

Centerbridge Voting Agreement

On February 7, 2020, the Centerbridge Entities entered into a voting agreement (the “Centerbridge Voting Agreement”) with us, pursuant to which the Centerbridge Entities agreed to vote, for a period of one year following the closing of the APW Acquisition, all voting securities of the Company owned by them, certain of their transferees and any of their affiliates (i) in favor of any and all director nominees that are nominated by our Board’s Nominating and Corporate Governance Committee and (ii) against the removal of any such nominee that is subsequently elected to the Board who is subject to removal without cause.

Commitment Letter

On May 4, 2021, we entered into a commitment letter with the Centerbridge Entities (the “Commitment Letter”) pursuant to which the Centerbridge Entities agreed, subject to the negotiation and execution of definitive documentation and the terms of the Commitment Letter, to purchase from us up to $50 million of senior unsecured convertible notes. As consideration for the commitment and the Centerbridge Entities’ services in structuring the convertible notes, we agreed to pay the Centerbridge Entities a non-refundable fee of $1.5 million payable upon the terms set forth in the Commitment Letter. The Commitment Letter did not obligate us to issue any convertible notes and automatically terminated on August 2, 2021 without issuance of convertible notes under the Commitment Letter.

APW Merger Agreement

On November 19, 2019, we entered into the Agreement and Plan of Merger (the “APW Merger Agreement”) to acquire a 91.8% interest in APW OpCo, the parent of AP Wireless, from Associated Partners for approximately $860 million less (i) debt as of June 30, 2019 of approximately $539 million, (ii) approximately $65 million to redeem a minority investor in the AP Wireless business and (iii) allocable transaction expenses of approximately $10.7 million plus (iv) cash as of June 30, 2019 of approximately $66.5 million (subject to certain limited adjustments). The acquisition was completed on the Acquisition Closing Date through a merger of LAH Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), with and into APW OpCo, with APW OpCo surviving such merger as a majority owned subsidiary of the Company (the “APW Merger”).

Following the APW Acquisition, we own 91.8% of APW OpCo, with the former partners of Associated Partners who were members of APW OpCo immediately prior to the Acquisition Closing Date and who elected to roll over their investment in APW OpCo in connection with the APW Acquisition (the “Continuing OpCo Members”) owning the remaining 8.2% interest in APW OpCo. As a result, the AP Wireless business is 100% owned by Radius and the Continuing OpCo Members. Certain securities of APW OpCo issued and outstanding upon completion of the APW Acquisition are subject to time and performance vesting conditions. In addition, all securities of APW OpCo held by persons other than the Company are exchangeable for Class A Common Stock. If all APW OpCo securities vested and no securities have been exchanged for Class A Common Stock, we will own approximately 82.8% of APW OpCo. For more information about the APW OpCo securities, see “APW OpCo LLC Agreement.”

Effect of the APW Merger

Pursuant to the terms of the APW Merger Agreement, by virtue of the APW Merger on the Acquisition Closing Date:

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The APW OpCo units held by the Continuing OpCo Members, which include Paul A. Gould and certain controlled affiliates of William H. Berkman, were canceled and converted into the right to receive Class B shares, no par value, of Radius BVI (“BVI Class B Shares”), Class B Common Units and Rollover Profits Units (as defined below). Pursuant to this conversion in the APW Merger, controlled affiliates of Mr. Berkman collectively received 1,395,452 BVI Class B Shares, 1,250,431 Class B Common Units, 1,250,431 Series A Rollover Profits Units and 145,021 Series B Rollover Profits Units; and Mr. Gould received 17,597 BVI Class B Shares, 15,768 Class B Common Units, 15,768 Series A Rollover Profits Units and 1,829 Series B Rollover Profits Units.

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The APW OpCo units held by each other former partner of Associated Partners who was a member of APW OpCo immediately prior to the Acquisition Closing Date and who elected to receive cash in exchange for their interests in APW OpCo (the “Former OpCo Members”), were canceled and converted into the right to receive a cash payment in an amount calculated pursuant to the terms of the APW Merger Agreement.

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The limited liability company interests of Merger Sub were converted into the Carry Unit (described under “APW OpCo LLC Agreement – Units” below) and a number of Class A Common Units equal to the number of Ordinary Shares and Series A Founder Preferred Stock issued and outstanding immediately prior to the Acquisition Closing Date. As a result, the Company became the holder of the Carry Unit and all 60,025,000 Class A Common Units.

In addition, pursuant to the APW Merger Agreement, the Company was appointed as the sole manager of APW OpCo. For more information about APW OpCo and its securities, see “APW OpCo LLC Agreement” below.

Tax Indemnification and Insurance

On the Acquisition Closing Date, pursuant to the terms of the APW Merger Agreement and as a condition to the completion of the APW Acquisition, the Company deposited $10 million into the Tax Escrow Account (as defined below), which funds were allocated to the Former OpCo Members and the Continuing OpCo Members and accordingly reduced the consideration received by such members pursuant to the APW Merger Agreement. Pursuant to the APW Merger Agreement, the Former OpCo Members and the Continuing OpCo Members agreed to indemnify the Company and its affiliates (including, following the Acquisition Closing Date, AP Wireless and its subsidiaries) and their respective directors, officers, employees, agents and other advisors and representatives, from amounts then available in the Tax Escrow Account, from and against any and all losses incurred, suffered or paid by them and arising out of, relating to or resulting from the Tax Indemnification Matters (as defined in the APW Merger Agreement).

Additionally, pursuant to the APW Merger Agreement, AP Wireless was required to obtain, and prior to the Acquisition Closing Date we did obtain, a $25 million tax insurance policy.

Escrow Agreement

On February 10, 2020, in connection with the APW Acquisition, we entered into an escrow agreement (the “Escrow Agreement”) with AP Wireless, Associated Partners, as the representative of the Continuing OpCo Members and the Former OpCo Members and Citibank, N.A., as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, and in accordance with the terms of the APW Merger Agreement, the parties thereto established an escrow account (the “Tax Escrow Account”) to hold $10 million dollars in cash, to be used solely for the applicable purposes set forth in the APW Merger Agreement, as described above, and to be disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

The Escrow Agent will release escrow funds by wire transfer of immediately available funds or check upon (i) the receipt of a joint written instruction delivered by the Company and Associated Partners to the Escrow Agent in accordance with the APW Merger Agreement (a “joint release instruction”), within two business days after receipt of, and in accordance with, such joint release instruction or (ii) the receipt from either party to the Escrow Agreement of a certified copy of a final non-appealable order of any court of competent jurisdiction directing the disbursement of escrow funds and related disbursement instructions, on the fifth business day following receipt thereof, and in accordance therewith.

Prior to their release, the escrowed funds and all products and proceeds thereof (“escrow earnings”) will be retained by the Escrow Agent and reinvested and will be disbursed as part of the escrow funds (which shall be held in an FDIC-insured, interest-bearing deposit account). Pursuant to the APW Merger Agreement, the Company and Associated Partners have agreed to provide joint release instructions requiring the Escrow Agent to release to the Company an amount equal to 25% of the amount of any taxable income the Company recognizes in respect of the escrow earnings.

The Escrow Agreement will automatically terminate upon the earlier to occur of (i) the distribution of all escrow funds in accordance with the terms of the Escrow Agreement or (ii) delivery to the Escrow Agent of a written notice of termination executed jointly by the parties to the Escrow Agreement.

A “Joint Instruction for Release of Escrow Funds” dated February 15, 2022 instructed the Escrow Agent to release $6,851,044 to the parties. On February  16, 2022, the funds were transferred, leaving a balance of $3,148,956 from the original escrow amount.

APW OpCo LLC Agreement

APW OpCo was initially formed as a Delaware limited liability company on November 15, 2019, with Associated Partners as its sole member. Effective as of the Acquisition

Closing Date, the Company and certain other members of APW OpCo (comprising the Continuing OpCo Members) amended and restated the initial limited liability company agreement of APW OpCo (as so amended and restated and as further amended and restated as of July 31, 2020, the “APW OpCo LLC Agreement”).

Units

The limited liability company interests of APW OpCo are represented by units (the “Units”). As of the Acquisition Closing Date, the Units included the following classes and series of Units, that, as of December 31, 2021, were issued and held by related persons as follows:

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Class B Common Units — 5,586,769 issued and outstanding. Held solely by members of APW OpCo (other than the Company) that at the Acquisition Closing Date and as of December 31, 2021 are the Continuing OpCo Members. The Class B Common Units are held in tandem with Class B Common Stock. Beginning 180 days after the Acquisition Closing Date, a member of APW OpCo (other than the Company) may redeem the Class B Common Units for cash or Class A Common Stock, at the option of the Company, subject to certain terms and conditions, including the surrender (for no consideration) by the redeeming holder of the Class B Common Stock held in tandem with the Class B Common Units being redeemed. See “Redemption of Class B Common Units” below.

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Series A Rollover Profits Units — 5,389,030 issued and outstanding. Held solely by members of APW OpCo (other than the Company) that at the Acquisition Closing Date and as of December 31, 2021 are the Continuing OpCo Members. The Series A Rollover Profits Units are forfeited, subject to certain exceptions and limitations, upon the earlier of (i) the date of the conversion of all of the Series A Founder Preferred Stock into Class A Common Stock and (ii) the date on which there is no Series A Founder Preferred Stock outstanding.

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Series B Rollover Profits Units — 625,000 issued and outstanding. Held solely by members of APW OpCo (other than the Company), which at the Acquisition Closing Date and as of December 31, 2021 are the Continuing OpCo Members. These units have been equitized as the capital account of such Series B Rollover Profits Units exceeded $10.00 and are treated for all purposes as Class B Common Units. The Series B Rollover Profits Units are subject to forfeiture as described in “Redemption of Class B Common Units” below.

We refer to the Class A Common Units and the Class B Common Units as the “Common Units”; the Series A Rollover Profits Units and Series B Rollover Profits Units as the “Rollover Profits Units.”

Equitization

Series B Rollover Profits Units all became equitized and each Series B Rollover Profits Unit thereby became treated for all purposes as one Class B Common Unit.

Manager and Management

APW OpCo is managed by and under the direction of the Company, as manager of APW OpCo (the “Manager”), unless there is a situation which specifically requires approval of the members of APW OpCo under the Delaware Limited Liability Company Act, as amended, or the APW OpCo LLC Agreement. The APW OpCo LLC Agreement generally eliminates voting rights of members of APW OpCo (in their capacity as such) except for certain specified amendments to the APW OpCo LLC Agreement and a limited number of other matters. Where voting rights exist, all Units (other than the Carry Unit, which is non-voting) entitle their holders to one vote per Unit. Members other than the Company have voting rights at the Company level as holders of Class B Common Stock.

The Company, as the Manager, may resign as the Manager at any time by giving written notice to the members of APW OpCo, and may be removed or replaced by the members of APW OpCo (including the Company in its capacity as a member of APW OpCo) holding a majority of the voting Units of APW OpCo then outstanding.

The APW OpCo LLC Agreement prohibits the Manager from entering into or conducting any business or operations other than in connection with (i) its capacity as a member of APW OpCo and the ownership, acquisition and disposition of Common Units, (ii) the management of the business and affairs of APW OpCo and its majority controlled subsidiaries, (iii) the operation of the Company as a reporting company with a class or classes of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (iv) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to APW OpCo, its majority-controlled subsidiaries or their assets or activities and (vi) such activities as are incidental to the foregoing. The APW OpCo LLC Agreement generally requires the Company to make the net proceeds of any financing or refinancing available to APW OpCo and to take commercially reasonable measures to ensure that the economic benefits and burdens of assets that are acquired or held by the Company other than through APW OpCo and its majority-controlled subsidiaries are otherwise vested in APW OpCo or such subsidiaries, through assignment, mortgage, loan or otherwise.

The APW OpCo LLC Agreement provides that the Manager has the same fiduciary duties of loyalty and care as a director of a corporation under the Delaware General Corporation Law. The APW OpCo LLC Agreement provides that the Manager is not liable to APW OpCo, its members or any other person that is a party to or is otherwise bound by the APW OpCo LLC Agreement, for monetary damages for breach of fiduciary duty as a manager of APW OpCo, except for (i) any breach of the Manager’s duty of loyalty to APW OpCo and its members, (ii) any act or omission not in good faith or which involves intentional misconduct or knowing violation of law or (iii) any transaction from which the Manager derived an improper personal benefit.

The APW OpCo LLC Agreement requires APW OpCo to indemnify the Manager to the fullest extent permitted by law to the extent that the Manager was or is made or threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that the Manager is or was the Manager, against all liability and loss suffered and expenses (including reasonable attorneys’ fees) reasonably incurred. The APW OpCo LLC Agreement also requires APW OpCo to pay the expenses (including reasonable attorneys’ fees) incurred by the Manager in defending such an action, suit or proceeding in advance of its final disposition.

Distributions

The APW OpCo LLC Agreement provides that the members of APW OpCo, including the Company, are entitled to “Ordinary Distributions” and “Tax Distributions.” In addition, the Company, in its capacity as a member of APW OpCo, is entitled to “Founder Distributions” (as defined below) and, in connection therewith, holders of Series A Rollover Profits Units are entitled to “Rollover Distributions” (as defined below). Such Founder Distributions and Rollover Distributions are not offset against any Ordinary Distributions that the applicable member of APW OpCo is entitled to receive.

Ordinary Distributions. The Manager may declare and cause APW OpCo to pay distributions out of the cash that could be distributed by APW OpCo in accordance with the Company’s applicable loan agreements and any other contractual restrictions or other funds or property legally available therefor (such distributions, “Ordinary Distributions”). Ordinary Distributions are required to be apportioned among the members of APW OpCo in the order of priority set forth in the APW OpCo LLC Agreement, which generally provides that such distributions will be made:

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First, to the holders of Common Units (including equitized Units), pro rata in proportion to the deemed capital contributions with respect to their Common Units until they have received aggregate distributions of an amount equal to such deemed capital contributions;

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Second, to the holders of LTIP Units (excluding equitized LTIP Units) and Series B Rollover Profits Units (excluding equitized Series B Rollover Profits Units), beginning with holders of Time-Based LTIP Units and Series B Rollover Profits Units, followed by holders of Vested Performance-Based LTIP Units and ending with holders of Unvested Performance-Based LTIP Units (each as defined in the APW OpCo LLC Agreement), in each case until they have received aggregate distributions of an amount equal to (i) in the case of the LTIP Units, the LTIP Notional Amount (as defined in the applicable LTIP Agreement) with respect to their LTIP Units and (ii) in the case of the Series B Rollover Profits Units, $10.00 per Series B Rollover Profits Unit; and

•	Last, to the holders of Common Units (including equitized Units).

Tax Distributions. APW OpCo is required pursuant to the APW OpCo LLC Agreement to make distributions to the members of APW OpCo intended to approximate the U.S. federal, state and local taxes such members are required to pay in respect of net income allocated to such members with respect to their Units.

Founder Distributions. The APW OpCo LLC Agreement also requires APW OpCo to make distributions (“Founder Distributions”) to the Company, as the holder of the Carry Unit, of an amount in cash equal to a cumulative annual dividend amount, calculated in accordance with the Charter (the “Annual Dividend Amount”) payable to the holder of Series A Founder Preferred Stock; provided that if such Annual Dividend Amount is paid in Class A Common Stock, APW OpCo is required to issue to the Company a number of Class A Common Units that is equal to the number of Class A Common Stock issued in respect of such Annual Dividend Amount.

Rollover Distributions. Concurrently with any Founder Distribution made to the Company, APW OpCo is required to make a corresponding distribution (a “Rollover Distribution”) to each holder of Series A Rollover Profits Units equal to the product of (a) the amount of the Founder Distribution, multiplied by (b) a fraction, (i) the numerator of which is the number of Series A Rollover Profits Units then held by such holder and (ii) the denominator of which is the sum of (A) the number of then-outstanding Common Units (but not including Class A Common Units issued with respect to the Carry Unit, Class B Common Units issued to holders of Series A Rollover Profits Units in connection with the distribution to the Carry Unit, or the Series A Rollover Profits Units), (B) the number of then-outstanding LTIP Units, (C) the number of then-outstanding Rollover Profits Units (other than Series A Rollover Profits Units) and (D) the number of then-outstanding preferred units issued in the future then held by the other members of APW OpCo. Rollover Distributions will be made in cash or Class B Common Units to the same extent as the corresponding Founder Distribution was made in cash or Class A Common Units, respectively.

Transfer Restrictions

Pursuant to the APW OpCo LLC Agreement, members and assignees of APW OpCo may not transfer Units or interests in Units other than (i) with the written approval of the Manager and (ii) in certain “Permitted Transfers” described in the APW OpCo LLC Agreement (including transfers to affiliates and certain family members). In addition, in either of the foregoing cases:

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Common Units, LTIP Units or Rollover Profits Units may not be transferred unless the transfer is accompanied by the transfer of an equal number of the Class B Common Stock or Series B Founder Preferred Stock, as applicable, held by the transferor of such Units in tandem with such Units;

•	Units may not be transferred by or to a party to the Shareholders Agreement other than in accordance with the terms and conditions of the Shareholders Agreement; and

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LTIP Units may not be transferred other than in accordance with the applicable terms and conditions of the award agreement applicable to such LTIP Unit entered into by and among the Company, APW OpCo and the member of APW OpCo holding such LTIP Unit (each such agreement, an “LTIP Agreement”).

Redemption of Class B Common Units

At any time beginning 180 days after the Acquisition Closing Date (i.e., August 8, 2020), a member of APW OpCo (other than the Company) holding Redeemable Units (as defined below) may cause APW OpCo to redeem such Redeemable Units upon compliance with the procedures set forth in the APW OpCo LLC Agreement. “Redeemable Units” are Class B Common Units (including any equitized LTIP Units or equitized Rollover Profits Units that are treated under the terms of the APW OpCo LLC Agreement as equal to an equivalent or lesser number of Class B Common Units) that are not prohibited by an agreement between their holder and APW OpCo or the Company, including in an LTIP Agreement, from being redeemed.

In exercising such redemption right as to one or more Redeemable Units (the “Redeemed Units”), the holder will be entitled to receive either (i) a number of Class A Common Stock equal to the number of Redeemed Units (the “Share Settlement”) or (ii) immediately available U.S. dollars in an amount equal to the product of (x) the Share Settlement and (y) the Class A Trading Price (as defined below) (the “Cash Settlement”), as determined by the Company’s independent directors who are disinterested. “Class A Trading Price” is defined as the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal securities exchange or automated or electronic quotation system on which the Class A Common Stock are traded or quoted, as reported by Bloomberg, L.P. or its successor, for each of the five consecutive full trading days ending on and including the last full trading day immediately prior to the applicable redemption date, subject to adjustment for any stock splits, reverse splits, stock dividends or similar events. If the Class A Common Stock are no longer trading on a securities exchange or automated or electronic quotation system, then a majority of the independent directors shall determine the Class A Trading Price in good faith.

Our independent directors who are disinterested may also choose to effect the direct exchange of the Redeemed Units for the Share Settlement or the Cash Settlement, as applicable, rather than through a redemption by APW OpCo by delivering (prior to the redemption date) a notice to APW OpCo and the redeeming member setting forth the Company’s election to effect such an exchange.

Simultaneous with such redemption (or direct exchange), the member of APW OpCo whose Redeemed Units were redeemed (or exchanged) shall surrender to the Company for no consideration, and the Company shall cancel for no consideration, a number of Class B Common Stock or Series B Founder Preferred Stock, as applicable, equal to the number of such Redeemed Units.

The APW OpCo LLC Agreement also provides that any transfer or redemption of Class B Common Units and/or Class B Common Stock held in tandem with Class B Common Units prior to the third anniversary of the Acquisition Closing Date (i.e., February 10, 2023) will result in the automatic cancellation of a proportionate number of such Class B Common Units holder’s Series B Rollover Profits Units and Class B Common Stock held in tandem with such Series B Rollover Profits Units.

May 2021 Private Placement

On May 11, 2021, we entered into subscription agreements with several investors pursuant to which we sold 14,336,918 shares of Class A Common Stock at a purchase price per share of $13.95 for aggregate gross proceeds of $200.0 million (the “PIPE”). The Centerbridge Entities and two other holders of 5% of our Class A Common Stock, DKLDO V Trading Subsidiary LP and Monarch Alternative Capital LP, as investment adviser to certain entities, each purchased an aggregate of 925,000 shares of Class A Common Stock in the PIPE, each for an aggregate purchase price of $12.9 million. In connection with the PIPE, we entered into a registration rights agreement with the investors in the PIPE pursuant to which we filed a registration statement to register the resale of the shares purchased in the PIPE. Our obligations to use commercially reasonable efforts to maintain an effective registration statement with respect to the sales by the investors of shares acquired pursuant to the PIPE will terminate upon the earlier of when such shares have been sold and the first date on which the investors can sell all of their shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such shares that may be sold. In addition, we agreed to provide each PIPE investor with piggyback registration rights that may require us to register the PIPE shares for resale in connection with certain underwritten offerings of Class A Common Stock. The registration rights agreement also contains certain indemnification provisions under which we and the investors agreed to indemnify each other against certain liabilities.

Registration of Director Shares of Class A Common Stock

On June 10, 2021, we filed a registration statement registering for resale among other shares 1,166,624 shares of our Class A Common Stock held directly by Imperial Landscape Sponsor LLC, an entity affiliated with Michael D. Fascitelli, that at the time was a 5% holder of our Class A Common Stock, and 869,674 shares of our Class A Common Stock held by Noam Gottesman.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors, and have provided indemnity that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Family Relationship

David Berkman, the brother of William Berkman, the Company’s Chief Executive Officer, is employed by the Company as Special Advisor to the Board. For the fiscal year ending December 31, 2021, Mr. D. Berkman received a salary and benefits of $167,448 and no annual bonus. On February 10, 2020, the Company granted Mr. D. Berkman 1,077,149 Three-Year Time-Vesting Series A LTIP Units pursuant to his employment agreement. Additionally, pursuant to his employment agreement, in the event of certain terminations of employment, Mr. D. Berkman will be entitled to receive severance benefits determined pursuant to the same formula as the executive officers of the Company (other than Mr. W. Berkman), which are described under the section entitled “Executive Compensation – Executive Compensation Arrangements with our NEOs – Employment Agreements.” Mr. D. Berkman is also subject to a twelve-month non-competition and non-solicitation period following termination and perpetual confidentiality and mutual non-disparagement covenants.

Policy Concerning Related Party Transactions

The Board has adopted a written Related Party Policy setting forth our policy with respect to the review, approval and ratification of transactions with related persons. The Board has determined that the Audit Committee is best suited to review and approve or ratify transactions with related persons in accordance with such policy. Such review will apply to any “Related Party”, who engages in a “Related Party Transaction.” A “Related Party” includes any director or executive officer of the Company, any nominee for director, any stockholder owning in excess of 5% of any class of the Company’s voting securities and any immediate family member of any such person. A “Related Party Transaction” for the purposes of the policy is (i) any financial transaction, arrangement or relationship in which (a) the aggregate amount exceeds $120,000, (b) the Company is a participant and (c) any Related Party has or will have a direct or indirect material interest and (ii) any material amendment or modification to an existing Related Party Transaction regardless of whether such transaction has previously been approved in accordance with the policy.

In reviewing Related Party Transactions, the Audit Committee will use any process and review any information it deems appropriate in light of the circumstances to determine if the Related Party Transaction is reasonable. Such factors include, but are not limited to, (i) the terms of, and the Related Party’s interest in, the transaction, (ii) whether the Company is a party to the transaction, and if not, the nature of the Company’s participation in the transaction, (iii) the approximate dollar value of the transaction and the approximate dollar value of the Related Party’s interest in the transaction and (iv) whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction with respect to which such member or any of such member’s immediate family is the Related Party.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act requires us to provide the stockholders with an advisory vote on how frequently in the future the Company should seek an advisory vote approving the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. In voting on this Proposal Number 3, stockholders may indicate whether they would prefer an advisory vote on named executive officers’ compensation once every one, two or three years. If desired, as set forth in the attached proxy card, a stockholder may abstain from voting on this Proposal Number 3.

The Board has considered the Dodd-Frank Act requirements for such “say-on-pay frequency” vote and has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and the Board believes there is reasonable basis for each of the three options. Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on stockholders required to evaluate the executive compensation program each year. On the other hand, greater frequency provides stockholders the opportunity to react promptly to emerging trends in compensation and gives the Board and the Compensation Committee the opportunity to evaluate the compensation program each year in light of timely input from stockholders.

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the stockholders and, to the extent there is any significant vote against the Company’s compensation practices for the named executive officers as disclosed in this Proxy Statement, the Board will consider this stockholders’ vote and the Compensation Committee will evaluate whether any actions are necessary to address the stockholders’ concerns when considering future executive compensation arrangements.

Due to our status as an issuer that was an emerging growth company for less than two years after the date of first sale of common equity securities pursuant to an effective registration statement under the Securities Act, we are not currently required to provide an advisory vote on executive compensation, but will be required to provide one at the 2023 Annual Meeting.

THE ALTERNATIVE OF “EVERY YEAR”, “EVERY TWO
YEARS” OR “EVERY THREE YEARS” THAT RECEIVES THE
HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE
CONSIDERED THE CHOICE OF THE STOCKHOLDERS. THE
BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
“EVERY YEAR.”

PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE RADIUS GLOBAL INFRASTRUCTURE, INC. 2020 EQUITY INCENTIVE PLAN

The Board requests that stockholders approve the proposed amendment (the “Amendment”) to the Equity Plan to increase the maximum number of shares of Company stock (either Class A Common Stock, Class B Common Stock or Series B Founder Preferred Shares) that may be issued or paid under or with respect to awards under the Equity Plan, and to increase the maximum number of shares of Company stock (either Class A Common Stock, Class B Common Stock or Series B Founder Preferred Shares) that may be subject to incentive stock options granted under the Equity Plan to 25,000,000 from 13,500,000. Other than the increase in the number of shares that may be subject to awards under the Equity Plan and with respect to incentive stock options that is reflected in the proposed Amendment, there are no other changes proposed to the Equity Plan.

The Equity Plan became effective on February 10, 2020 under our previous name Digital Landscape Group, Inc. and was amended and restated on April 20, 2020 and again on October 2, 2020.

Share Increase

The Equity Plan has served as an important part of our overall compensation program since it became effective. The Equity Plan enables us to grant equity-based compensation awards designed to provide an additional incentive for our officers, employees and non-employee directors and other service providers who are critical to the achievement of our long-term financial and strategic goals. We believe that the Amendment, which amends the Equity Plan to increase by 11,500,000 to 25,000,000 from 13,500,000 the number of shares of Company common stock (either Class A Common Stock, Class B Common Stock or Series B Founder Preferred Shares) that may be issued or paid under or with respect to awards thereunder or may be subject to incentive stock options granted thereunder, supports our ability to attract, motivate and retain the most competent and skilled officers, employees, non-employee directors and other service providers, which is a significant factor for our long-term success. Awards made under the Equity Plan, including annual cash incentive awards and long-term incentive equity awards, are designed to align the individual interests of our officers, employees, non-employee directors and, potentially, other service providers with the interests of our stockholders and reward them for the creation of long-term stockholder value.

We believe that the number of shares currently available for issuance under the Equity Plan may not be sufficient over the course of the coming years in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will ensure that we have additional flexibility reflected as a sufficient number of shares of Company stock available for awards under the Equity Plan (and the flexibility to use incentive stock options where appropriate). As a result, the Compensation Committee and the Board have approved the Amendment, subject to the approval of our stockholders at the Annual Meeting. The Amendment of the Equity Plan will not be effective unless and until approved by stockholders. Participation and the types of awards under the Equity Plan are subject to the discretion of the Compensation Committee and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the amendment of the Equity Plan is approved are not currently determinable.

As of March 31, 2022, there were options to purchase an aggregate of 4,290,615 Class A Shares outstanding under the Equity Plan (none of which are incentive stock options) at a weighted-average exercise price of $10.54 per share and a weighted-average remaining term of 4.0 years, 593,194 restricted Class A Shares outstanding under the Equity Plan, 7,831,953 LTIP Units outstanding under the Equity Plan and 535,432 shares of Class A Common Stock reserved for future issuance under the Equity Plan, which is our only plan under which equity awards can currently be made to officers and employees. As of March 31, 2022, the fair market value of our Class A Common Stock was $14.28 per share, which was the closing price of our Class A Common Stock on that date on the Nasdaq Global Market.

If stockholders do not approve the Amendment, the shares available for future awards under the Equity Plan will soon be exhausted, and we will be unable to issue equity awards and would be reliant on cash awards. An inability to grant equity-based awards would have significant negative consequences to us and our stockholders including the following:

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Inability to Attract and Retain Talent. Equity awards are an essential element of a competitive pay package, and without the ability to grant equity incentives, it would be difficult to attract and retain appropriate skilled officers, employees, non-employee directors and other service providers.

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Inhibited Pay for Performance and Alignment with Stockholders. A key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards in order to strengthen the alignment of our employee and stockholder interests, and if we do not have the ability to make equity grants, our employees would have less of an incentive to drive long-term value creation.

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Increased Cash Compensation. We would be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

The purpose of the Equity Plan is to (i) provide incentives to eligible persons to contribute to our success and to operate and manage our business in a manner that will provide for our long-term growth and profitability that will benefit our stockholders and other important stakeholders and (ii) provide a means of recruiting, rewarding and retaining key personnel. To this end, the Equity Plan authorizes grants of stock options, stock appreciation rights, restricted stock, stock units, other equity-based awards and cash incentive awards.

How the Equity Plan Is Designed to Protect Stockholder Interests

The Board has designed the Equity Plan to include terms that it believes reinforce the alignment between equity-based compensation arrangements and the interests of the Company’s stockholders. Those terms generally provide for the following:

•	Limits on term of stock options and stock appreciation rights. The maximum term of stock options and stock appreciation rights that may be granted under the Equity Plan is ten years.

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No stock option or stock appreciation right repricing. The Equity Plan prohibits repricing of stock options or stock appreciation rights without stockholder approval, whether by amending an existing award agreement, substituting a new award at a lower price, or executing a buyout of the award for cash or securities.

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No “reload” stock options. The Equity Plan does not contain any provision providing that the exercise of a stock option can automatically trigger the grant of a new stock option with respect to the number of shares used to pay for the exercise of the initial stock option.

•	No “evergreen” provision. The Equity Plan does not permit an automatic increase in the shares available for issuance without stockholder approval.

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No liberal share recycling. The number of shares available for issuance under the Equity Plan will be reduced by the number of shares deducted or delivered from payment of an award in connection with the payment of the exercise price or tax withholding.

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Limits on awards to non-employee directors. A non-employee director may not receive under the Equity Plan awards of restricted stock, stock units and other stock-based awards covering more than 200,000 shares or be paid under the Equity Plan cash or property other than stock pursuant to other awards, including retainer fees, with a fair market value of more than $2,000,000 in any fiscal year of the Company, except with respect to a non-executive chairman of the board if approved by a majority of the independent directors as defined under the APW OpCo LLC Agreement.

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Clawback requirements. The Equity Plan provides for mandatory repayment of any award, other than the Initial Awards to NEOs and other executive officers, to the extent required by any applicable law or regulation or by any Company “clawback” or recoupment policy adopted to comply with legal requirements or otherwise.

Text of the Amendment

Section 4(a)(i) shall be amended and restated to read:

“(a) Maximum Number of Shares.

(i) Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be issued or paid under or with respect to all Awards (considered in the aggregate)

granted under the Plan shall be equal to Twenty-Five Million (25,000,000), in the aggregate. To the extent any Shares covered by an Award are not delivered to a Participant because all or a portion of the Award is forfeited, canceled or is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant because the Shares are withheld or tendered (by actual delivery or by attestation) to the Company, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of the Award, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, each such stock-settled Stock Appreciation Right originally granted shall be counted as one Share against the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock-settled Stock Appreciation Right. Except as otherwise set forth in Section 4(a)(ii), all Shares available under the Plan shall be available for any type of Award, except that the maximum number of Shares that may be subject to Incentive Stock Options granted under the Plan shall be Twenty-Five Million (25,000,000), subject to adjustment as provided in Section 4(c).”

Summary of the Material Terms of the Equity Plan

A summary of the material terms of the Equity Plan is set forth below. This summary does not purport to be a complete description of all provisions of the Equity Plan and is qualified in its entirety by reference to the Equity Plan (including the above-referenced amendment proposal), a copy of which is a copy of which is attached as Annex A to this Proxy Statement and which is incorporated by reference into this Proposal Number 4. We encourage stockholders to read and refer to the Equity Plan.

Administration

The Equity Plan is administered by the Compensation Committee. Subject to the terms of the Equity Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, adjust the term and conditions of any such award, alter administrative rules, guidelines and practices governing the Equity Plan as it deems advisable, prescribe award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the Equity Plan, construe and interpret the Equity Plan and award agreements, and correct default, supply omissions or reconcile inconsistencies therein and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Equity Plan.

Eligibility

The Equity Plan is discretionary and enables the Compensation Committee to grant awards to any director, officer, employee, advisor, consultant of the Company or any of its subsidiaries or affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, although the current practice of the Compensation Committee is that awards be granted only to directors and employees. As of March 31, 2022, there were eight non-employee directors and approximately 365 employees of the Company and its subsidiaries who would be eligible to participate in the Equity Plan, as amended.

Maximum Shares

Subject to adjustment, the maximum number of shares of Company stock (either Class A Common Stock, Class B Common Stock or shares of Series B Founder Preferred Stock) that may be issued or paid under or with respect to all awards (considered in the aggregate) granted under the Equity Plan is 13,500,000 in the aggregate and will be 25,000,000 in the aggregate if the Amendment is approved. Shares of Class B Common Stock are issuable only in tandem with LTIP Units or upon the conversion of the Series B Founder Preferred Stock. The number of shares remaining available for issuance will be increased by the number of shares with respect to which awards granted under our Equity Plan are forfeited or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares. Notwithstanding the foregoing, shares that are withheld or not issued in payment of an exercise price or tax withholding with respect to an award will count against the share limit. Similarly, upon exercise of a stock-settled stock appreciation right, the number of shares subject to the stock-settled stock appreciation right will count against the share limit, regardless of the number of shares delivered in settlement of the award. Awards issued in substitution for awards previously granted by a company acquired by the Company or any of its affiliates, or with which the Company or any of its affiliates combines, do not reduce the limit on grants of awards under the Equity Plan. As of March 31, 2022, there were 12,590,762 shares of Company stock subject to outstanding awards granted under the Equity Plan.

Awards

Under the Equity Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock, stock units, other equity-based awards and cash incentive awards. Awards may be subject to a combination of time and performance-based vesting conditions, as may be determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee or set forth in an award agreement, awards are not transferable except by will or by laws of descent and distribution. In no event may any award be transferred to a third party in exchange for value without the consent of the Company’s stockholders prior to vesting.

Minimum Vesting Conditions

Except for certain limited situations (including death, disability, retirement, a Change in Control, grants to new hires to replace forfeited compensation, grants representing payment of achieved performance goals or that vest upon the satisfaction of performance goals or other incentive compensation, substitute awards, grants to non-employee directors or replacement of previously outstanding awards), all awards granted under the Equity Plan are subject to a minimum vesting period of one year (the “Minimum Vesting Condition”); provided that such Minimum Vesting Condition will not be required on the Initial Awards or awards covering, in the aggregate a number of shares not to exceed 5% of the maximum share pool limit.

Change in Control

Unless otherwise determined by the Compensation Committee, or where the specific award agreement accelerates vesting, in the event of a Change in Control, awards will remain outstanding; provided, however, that upon an involuntary termination of employment of the participant (other than for Cause or due to death or disability) during the twelve-month period following a Change in Control, the participant’s awards will become fully vested and all applicable restrictions will lapse. Notwithstanding the foregoing, in the event that the successor in a Change in Control does not assume or substitute the outstanding awards, then all such awards will vest in full upon such Change in Control.

Adjustments

The Compensation Committee shall make such adjustments to awards as it considers appropriate to preserve their value in the event of an extraordinary dividend, recapitalization, stock split, spin-off or any other event that constitutes an equity restructuring, including adjustments to the terms of (i) the number of shares with respect to which awards may be granted under the Equity Plan and (ii) the terms of outstanding awards (including adjustments to exercise prices of options and other affected terms of awards).

Term; Amendments

The Equity Plan will remain in effect for ten years following February 10, 2020, the closing date of the APW Acquisition, unless terminated earlier by the Board. The Compensation Committee may amend the Equity Plan as it considers appropriate, subject to the written consent of participants if such changes adversely affect the participants’ outstanding awards. Stockholder approval is required to increase the permitted dilution limits or to “reprice” options or stock appreciation rights.

Summary of U.S. Federal Income Tax Consequences

The following is a brief summary of material U.S. federal income tax consequences of the Equity Plan under current U.S. federal income tax law. This summary deals with the general tax principles applicable to the plan and is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change. This summary does not address foreign, state and local tax laws or employment, estate and gift tax considerations because they may vary depending on individual circumstances and from jurisdiction to jurisdiction.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months (or a longer period in the event of disability or death) before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.

Non-Qualified Stock Options. The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code (the “Code”) to recognize compensation income in the year of the award in an amount equal to the fair market value of our Class A Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of our Class A Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Equity Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our Class A Common Stock on the date of exercise.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Equity Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock issued to such grantee at the end of the restriction period or, if later, the payment date.

Performance and Cash Incentive Awards. The award of a performance or cash incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock on the date of the award, reduced by the amount, if any, paid for such shares.

LTIP Units. The grant of an LTIP Unit will not be a taxable event for the grantee. Grantees who received LTIP Units were required to make a Section 83(b) election in connection with the grant of such LTIP Units. Accordingly, the vesting of an LTIP Unit will generally not result in taxable income to the grantee.

Deductibility. For each of the foregoing award types other than LTIP Units, we will generally be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the limits of Section 162(m) of the Code and to certain reporting requirements.

Section 409A. We intend for awards granted under the Equity Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Equity Awards Outstanding and Available

The table set forth under the section above entitled “Executive Compensation – Equity Compensation Plan Information” includes information as of December 31, 2021 with respect to our (i) equity incentive compensation awards outstanding and (ii) shares remaining available for grant under our Equity Plan.

New Awards

The awards, if any, that will be made to eligible grantees under the Equity Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the Equity Plan. For more information on the awards granted under the Equity Plan to our named executive officers, see the section above entitled “Executive

Compensation – Summary Compensation Table” and “Executive Compensation – Executive Compensation Arrangements with our NEOs – Employment Agreements – Equity Incentive Compensation”. For more information on the awards granted under the Equity Plan to our directors, see the section above entitled “Director Compensation”.

Registration with the SEC

If the Amendment is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the Equity Plan and the Amendment with the SEC pursuant to the Securities Act.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE EQUITY PLAN.

PROPOSAL NO. 5: APPROVAL OF ADOPTION OF RADIUS GLOBAL INFRASTRUCTURE, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve adoption of the ESPP.

The Board believes that an employee stock purchase plan encourages our employees to acquire shares of our Class A Common Stock, which fosters good employee relations and broad alignment of employees’ interests with the interests of our stockholders and improves our ability to recruit, reward and retain employees in a global competitive market.

Key Features of Employee Stock Purchase Plan

As described further below, the ESPP generally:

•	Reserves 1,000,000 shares of our Class A Common Stock for issuance pursuant thereto;

•	Permits a participant to contribute up to 15% of their eligible compensation each pay period through after-tax payroll deductions;

•	Unless otherwise determined by the Administrator (as defined below), establishes six-month offering periods commencing as determined by the Administrator;

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Permits participants to purchase shares of our Class A Common Stock at a discount, which, unless otherwise determined by the Administrator, would be up to a 15% discount from the lower of (a) the fair market value of a share of Class A Common Stock on the first day of the relevant offering period and (b) the fair market value of a share of Class A Common Stock on the last day of the relevant offering period; provided that the Administrator (i) may provide that the discount during any offering period shall be less than 15%, and (ii) may provide that that the applicable discount shall be based on the fair market value of a share of Class A Common Stock only as of the last day of the relevant offering period; and

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Limits the value of shares that a participant may purchase in a calendar year to $25,000 and, unless otherwise determined by the Administrator, the number of shares that a participant may purchase in an offering period to 1,000 shares.

Summary of Material Provisions of Employee Stock Purchase Plan

A summary of the material terms of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Annex B to this Proxy Statement and which is incorporated by reference into this Proposal Number 5. We encourage stockholders to read and refer to the complete plan document in Annex B.

Interpretation

The ESPP would be structured to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code. However, based on our current corporate structure, we initially intend to implement the ESPP via the award of options that do not satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code.

Shares Available for Issuance

Subject to adjustment in connection with certain changes in capitalization and corporate transactions, as discussed under “Changes in Capitalization and Corporate Transactions” below, a maximum number of 1,000,000 shares of Class A Common Stock would be available for purchase under the ESPP. The shares of Class A Common Stock reserved for issuance under the ESPP may be authorized but unissued shares, treasury shares or shares purchased on the open market.

Administration

The ESPP would be administered, at our expense, under the direction of the Board, the Compensation Committee or any other committee of the Board designated by the Board from time to time (any such entity, the “Administrator”). The Administrator would initially be the Compensation Committee of the Board. The Administrator would have the authority to take any actions it deems necessary or advisable for the administration of the ESPP, including, without limitation, (i) interpreting and construing the ESPP and options granted thereunder, (ii) prescribing, adopting, amending, suspending, waiving and rescinding rules and regulations it deems appropriate to administer and implement the ESPP, (iii) correcting any defect or supplying any omission or reconciling any inconsistency in the ESPP or options granted thereunder, (iv) making determinations about eligibility, (v) determining the purchase price, (vi) establishing the timing and length of offering periods and purchase periods, (vii) establishing minimum and maximum contribution rates, (viii) establishing new or changing existing limits on the number of shares of Class A Common Stock a participant may elect to purchase with respect to any offering period, if such limits are announced prior to the first offering period to be affected, (ix) delegating to one or more individuals such duties and functions related to the operation and administration of the ESPP as the Administrator so determines, except to the extent prohibited by applicable law, (x) adopting such rules, procedures or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the options or otherwise to provide for the participation by eligible employees who reside outside of the United States, (xi) establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permitting payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms and (xii) furnishing information to the custodian for the ESPP as the custodian may require. The Administrator’s decisions would be final, conclusive and binding upon all persons.

Eligibility

Generally, natural persons who have been full-time or part-time employees (including officers) of us or one of our parents (if any) or subsidiaries designated by the Administrator from time to time (a “participating affiliate”) for at least two months would be eligible to participate in the ESPP. But, the following employees would generally not be eligible to participate in the ESPP: (i) employees who, after exercising their options to purchase Class A Common Stock under the ESPP, would own, directly or indirectly, shares of Class A Common Stock (including shares that may be acquired under any outstanding options under the ESPP) representing 5% or more of the total combined voting power of all classes of the Company’s capital stock; (ii) employees who are citizens or residents of a foreign jurisdiction (without regard to whether such employees are also U.S. citizens or resident aliens), if the grant of an option under the ESPP or an offering period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the ESPP or an offering period to violate the requirements of Section 423 of the Code; and (iii) employees whose customary employment is 20 hours or less per week or not more than five months in a calendar year. The Administrator would be authorized, at any time in its sole discretion, if it deems advisable to do so, to exclude the participation of the employees of a participating affiliate from eligibility to participate in a future offering period.

Notwithstanding the foregoing, for purposes of an offering under the ESPP that is not intended to satisfy the requirements of Section 423 of the Code, the Administrator will have the authority to establish a different definition of eligible employee as it may deem advisable or necessary.

As of March 31, 2022, there were approximately 365 employees of the Company and its subsidiaries who would be eligible to participate in the ESPP.

Participation Election

An eligible employee could become a participant for an offering period under the ESPP by completing and submitting an enrollment form to us or our designee. Such enrollment form would authorize us to make after-tax payroll deductions in whole percentages up to 15% of the participant’s eligible compensation on each pay day following enrollment in the offering period under the ESPP. The Administrator would credit the deductions or contributions to the participant’s account under the ESPP. Subject to certain exceptions, a participant may cease their payroll deductions during an offering period, by properly completing and timely submitting a new enrollment form to us or our designee, at any time prior to the last day of such offering period. If a participant ceases its payroll deductions during an offering period, the participant will automatically be withdrawn by us from the offering period and will be refunded their accumulated payroll deductions for such offering period, without interest. A participant may increase or decrease the participant’s payroll deductions to take effect on the first trading day of the next offering period, by properly completing and timely submitting a new enrollment form to us or our designee.

Once an eligible employee becomes a participant in the ESPP, the participant would automatically participate in each successive offering period until such time as the participant ceases the participant’s payroll deductions or is no longer eligible to participate in the ESPP or a specific offering period under the ESPP.

Offering Periods and Purchase Periods

The Administrator would determine the length and duration of the periods during which payroll deductions will accumulate to purchase shares of Class A Common Stock, which period will not exceed 27 months. Each of these periods is known as an “offering period.” The periods during which payroll deductions would accumulate for these purchases are referred to as “purchase periods.” While the Administrator would have discretion to establish the offering periods and purchase periods under the ESPP, until otherwise determined by the Administrator, the ESPP would have six-month offering periods (with concurrent purchase periods).

Purchase Price

The purchase price per share of Class A Common Stock under the ESPP would be at least 85% of the lower of the closing price on the first day and the last day of the relevant offering period (or the prior trading day if the day is not a trading day). The Administrator would have discretion to establish a different purchase price per offering period; provided that the purchase price cannot be less than 85% of the lesser of (i) the fair market value per share of our Class A Common Stock as determined on the first trading day of the offering period or (ii) the fair market value per share of our Class A Common Stock as determined on the last trading day of the offering period; and provided further that the Administrator (i) may provide that the discount during any offering period shall be less than 15%, and (ii) may provide that that the applicable discount shall be based on the fair market value of a share of Class A Common Stock only as of the last day of the relevant offering period.

The fair market value of a share of Class A Common Stock for purposes of the ESPP will generally be the closing price per share as reported on the Nasdaq Global Market. On March 31, 2022, the closing price of our Class A Common Stock, as reported on the Nasdaq Global Market, was $14.28 per share.

Purchase of Shares

On the last trading day of the offering period, a participant is deemed to purchase the number of whole shares of Class A Common Stock determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. No fractional shares will be purchased; any cash that would otherwise be applied to the purchase of fractional shares will be transferred to the participants’ brokerage account.

Purchase Limitations

No participant may purchase shares of Class A Common Stock in any calendar year under the ESPP and under all other “employee stock purchase plans” of us and our subsidiaries having an aggregate fair market value in excess of $25,000, determined as of the date the participant’s option is granted. In addition, no participant may purchase more than 1,000 shares of Class A Common Stock in any one offering period; provided, however, that prior to the start of an offering period, the Administrator may impose a different limit on the number of shares of Class A Common Stock a participant may purchase during the offering period.

If the Administrator determines that the total number of shares of Class A Common Stock remaining available under the ESPP is insufficient to permit all participants to exercise their options to purchase shares, the Administrator will make a participation adjustment and equitably reduce the number of shares purchasable by all participants.

Termination of Participation

A participant will automatically be withdrawn by us from an offering period under the ESPP (i) upon a termination of employment with us or a participating affiliate, (ii) in certain cases, following a leave of absence or a temporary period of ineligibility and (iii) upon cessation of eligibility to participate in the ESPP for any reason.

Stockholder Rights

A participant shall not be a stockholder or have any rights as a stockholder with respect to shares of Class A Common Stock subject to the participant’s options under the ESPP until the shares of Class A Common Stock are purchased pursuant to the options and such shares of Class A Common Stock are transferred into the participant’s name on our books and records. Shares of Class A Common Stock purchased under the ESPP will be held by the custodian designated under the ESPP. Following purchase and transfer of shares of Class A Common Stock into the participant’s name on our books and records, a participant will become a stockholder with respect to the shares of Class A Common Stock purchased and will thereupon have all dividend, voting and other ownership rights incident thereto.

Notwithstanding the foregoing, the Administrator has the right to (i) limit transfer of the shares of Class A Common Stock to a broker other than the Company’s ESPP broker until two years from the first trading day of the offering period in which the shares were purchased and until one year from the last trading day of the offering period in which the shares were purchased (the “holding period”), (ii) require that any sales of Class A Common Stock during the holding period be performed through a licensed broker acceptable to us and (iii) limit sales or other transfers of shares of Class A Common Stock for up to two years from the date the participant purchases shares of Class  A Common Stock under the ESPP.

Transferability of Option

A participant’s options to purchase shares of Class A Common Stock under the ESPP may not be sold, pledged, assigned or transferred in any manner, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Class A Common Stock under the ESPP may be made only to the participant (or, in the event of the participant’s death, to the participant’s estate or beneficiary). During a participant’s lifetime, only such participant may exercise their options to purchase shares of Class A Common Stock under the ESPP.

Changes in Capitalization and Corporate Transactions

If the number of outstanding shares of Class A Common Stock is increased or decreased or the shares of Class A Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock or other increase or decrease in shares of Class A Common Stock effected without receipt of consideration by us, the number and kinds of shares of Class A Common Stock for which options may be made under the ESPP will be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which options are outstanding will be similarly adjusted so that the proportionate interest of a participant immediately following such event will, to the extent practicable, be the same as immediately prior to such event.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or of certain mergers or an acquisition of a controlling interest in the Company (each, a “Corporate Transaction”) during an offering period, all outstanding options shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Administrator determines, in its sole discretion, to shorten the offering period then in effect to a new purchase date. If the Administrator shortens the offering period then in progress to a new purchase date, the Administrator will provide notice to each participant that (i) their purchase right will be automatically exercised on the new purchase date or (ii) we will pay them, on the new purchase date, cash, cash equivalents or property as determined by the Administrator that is equal to the difference in the fair market value of the shares of Class A Common Stock covered by their options and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Term

If approved by our stockholders at the 2022 Annual Meeting, the ESPP will become effective as of May 26, 2022. The ESPP will terminate on the earliest of (i) the tenth anniversary of the effective date of the ESPP, (ii) the date on which all shares of Class A Common Stock reserved for issuance under the ESPP have been issued, (iii) the date the ESPP is terminated in connection with certain corporate transactions and (iv) the date the Administrator otherwise terminates the ESPP.

Amendment, Suspension or Termination

The Administrator may, at any time and from time to time, amend, suspend or terminate the ESPP or an offering period under the ESPP; provided, however, that no amendment, suspension or termination will, without the consent of the participant, impair any vested rights of a participant. Without stockholder approval, the Administrator may not increase the number of shares reserved for issuance under the ESPP.

Summary of U.S. Federal Income Tax Consequences

The following summary of U.S. federal income tax consequences is intended only as a general guide, under current U.S. federal income tax law, of participation in the ESPP and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the 2022 Annual Meeting and not as tax guidance to participants in the ESPP. The following summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.

Non-Section 423 Offerings

While the options granted under the ESPP are initially not intended to qualify under the provisions of Section 423 of the Code, amounts withheld from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts otherwise would have been received. Upon the exercise of a “nonqualified” option, the participant will have additional income taxable at ordinary rates equal to the difference between the fair market value of the shares of Class A Common Stock on the date the shares were purchased and the purchase price. Upon the participant’s sale or disposition of the shares, any additional gain (or loss) from the fair market value at purchase will be capital gain (or loss). Gain or loss will be long-term or short-term, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.

We will be entitled to a deduction in an amount equal to the amount that is considered ordinary income, subject to the limitations of Section 162(m) of the Code.

Section 423 Offerings

To the extent the ESPP is implemented via options that do qualify under the provisions of Section 423 of the Code, amounts withheld from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts otherwise would have been received, but the participant will not be required to recognize additional income for U.S. federal income tax purposes either at the time the participant is deemed to have been granted an option to purchase Class A Common Stock on the grant date or when the option to purchase Class A Common Stock is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of Class A Common Stock acquired under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them.

If a participant holds the shares of Class A Common Stock purchased under the ESPP for at least two years after the grant date and for at least one year from the purchase date of the shares of Class A Common Stock, when the participant sells or disposes of the shares of Class A

Common Stock (a “qualifying disposition”) the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the fair market value of the shares of Class A Common Stock on the date of such sale or disposition over the purchase price or (ii) the fair market value of the shares of Class A Common Stock on the grant date multiplied by the discount percentage for stock purchases under the ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss for the difference between the sale price and the purchase price.

If a participant sells or disposes of the shares of Class A Common Stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.

In connection with a qualifying disposition, we will not receive any deduction for U.S. federal income tax purposes with respect to those shares of Class A Common Stock or the option under which it was purchased. In connection with a disqualifying disposition, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income, subject to the limitations of Section 162(m) of the Code and the Company’s compliance with applicable reporting requirements.

New Plan Benefits

Because the number of shares of Class A Common Stock that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the Class A Common Stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of Class A Common Stock have been issued under the ESPP as of the date of this Proxy Statement, and no shares of Class A Common Stock will be issued under the ESPP prior to approval of the ESPP by our stockholders.

Registration with the SEC

If the Amendment is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the ESPP with the SEC pursuant to the Securities Act.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE RADIUS GLOBAL INFRASTRUCTURE. INC. 2022 EMPLOYEE STOCK PURCHASE PLAN.

ADDITIONAL INFORMATION

Availability of Certain Information

A copy of the 2021 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The 2021 Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

We filed the 2021 Annual Report with the SEC on March 1, 2022. We will mail without charge, upon written request, a copy of the 2021 Annual Report, excluding exhibits. Please send a written request to Investor Relations, Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004.

Householding

Stockholders residing in the same address who hold their stock through a bank or broker will receive only one set of proxy materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2023 Annual Meeting (the “2023 Proxy Statement”). For a proposal to be considered for inclusion in the 2023 Proxy Statement, the stockholder must satisfy the following requirements:

•	the stockholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of our common stock or one percent of our common stock, and (ii) continue to hold the required number of shares through the date of the 2023 Annual Meeting; and

•

the proposal must be submitted in writing to our Corporate Secretary at Radius Global Infrastructure, Inc., 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., December 9, 2022), provided, however, that if the Annual Meeting is advanced or delayed more than 30 days from the first anniversary of the date of this year’s Annual Meeting, we will announce a new required receipt date.

Holders of common stock who wish to have proposals submitted for inclusion in the 2023 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our bylaws.

Other Stockholder Proposals and Nominations for Next Year’s Annual Meeting

For stockholders who wish to present a proposal or nomination before the 2023 Annual Meeting, but do not intend to have their proposal included in the 2023 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2023 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between January 26, 2023 and February 25, 2023; provided, however, that if the 2023 Annual Meeting date is advanced or delayed more than 25 days from the first anniversary of the date of this year’s Annual Meeting, then stockholders must provide notice within other time periods specified in our bylaws. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

ANNEX A

2020 EQUITY INCENTIVE PLAN

(See attached)

Incentive Plan

RADIUS GLOBAL INFRASTRUCTURE, INC.

2020 EQUITY INCENTIVE PLAN

(as amended and restated October 2, 2020)

SECTION 1. Purpose

The purpose of this Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan, as amended and restated (the “Plan”), is to give the Company (as defined below) a competitive advantage in attracting, retaining, rewarding and motivating officers, employees, directors, advisors and/or consultants, and to provide the Company and its Subsidiaries and Affiliates (each, as defined below) with a stock plan providing incentives directly linked to shareholder value and the opportunity to earn other incentive awards payable in cash. The Plan is intended to amend and restate the plan as adopted by the Board (as defined below) on February 10, 2020 and amended April 20, 2020.

SECTION 2. Definitions

For purposes of the Plan, the following terms are defined as set forth below.

(a) “Affiliate” means a corporation or other entity directly or indirectly Controlled by, Controlling or under common Control with, the Company.

(b) “Applicable Exchange” means the London Stock Exchange or such other securities exchange, if any, as may at the applicable time be the principal market for the Class A Shares.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, other equity-based Award (including fully vested Shares) or Cash Incentive Award, in each case, granted under the Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award, which may (but need not) require execution or acknowledgement by the Participant.

(e) “Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise provided in an Award Agreement, “Cause” as defined in any Individual Agreement to which the applicable Participant is a party. If there is no such Individual Agreement or if it does not define Cause, then “Cause” means (i) willful misconduct or gross negligence in the execution of the Participant’s duties as assigned by the Company or an Affiliate, (ii) any material violation or breach by the

Participant of his or her employment, consulting or other similar agreement with the Company or an Affiliate, if any, or of any written policies of the Company or its Subsidiaries, (iii) any material violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or an Affiliate, (iv) any material act by the Participant of dishonesty or bad faith with respect to the Company or an Affiliate, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance in any material respects or (vi) the commission by the Participant of any act or conviction of, or plea of guilty or nolo contendere to, a misdemeanor or a felony involving fraud or moral turpitude. The good faith determination by the Committee of whether the Participant is deemed to incur a Termination of Employment by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h) “Cash Incentive Award” means an Award under Section 10 that has a value set by the Committee, which value shall be payable to the Participant in cash.

(i) “Change in Control” means, except as otherwise provided in an applicable Award Agreement, the occurrence of any of the following events:

(i) any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act (excluding (A) William Berkman, any of his Permitted Transferees (as defined in the Shareholder Agreement) or any Affiliate of William Berkman (a “Berkman Party”), (B) any “group” (as defined in Section 13(d)(3) of the Exchange Act), other than an Excluded Group, of which a Berkman Party is a member, (C) any “person” in which the Berkman Parties, in the aggregate, hold more than 50% of the direct or indirect pecuniary interests and (D) any other “person” or “group” who, on the date of the consummation of the Merger, is the Beneficial Owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities) becomes the Beneficial Owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(ii) (A) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than a sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or other disposition;

(iii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all or substantially all of the Persons who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such merger or consolidation are not the Beneficial Owners, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation; or

(iv) during any period of two (2) consecutive years (not including any period prior to the Effective Date) a majority of the number of directors of the Company then serving is not comprised of: (A) individuals who were directors of the Company on the date of the consummation of the Merger, (B) the Founder Directors (as defined in the Company’s First Amended and Restated Memorandum and Articles of Association or the Company’s Certificate of Incorporation) and/or (C) any other director whose appointment or election to the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors referred to in the foregoing clauses (A) and (B) of this clause.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock and the preferred shares, no par value, of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(j) “Class A Shares” means (A) at any time prior to the Domestication, ordinary shares, no par value per share, of the Company, or (B) at any time after the Domestication, shares of Class A common stock of the Company or, in each case, such other securities of the Company into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

(k) “Class B Shares” means (A) at any time prior to the Domestication, Class B ordinary shares, no par value per share, of the Company, or (B) at any time after the Domestication, shares of Class B common stock of the Company or, in each case, such other securities of the Company into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(m) “Commission” means the Securities and Exchange Commission or any successor agency.

(n) “Committee” has the meaning set forth in Section 3(a).

(o) “Common Stock” means, collectively, the Class A Shares and the Class B Shares.

(p) “Company” means Radius Global Infrastructure, Inc. (previously known as Landscape Acquisition Holdings Limited and Digital Landscape Group, Inc.), a company organized under the laws of Delaware, or any successor thereto.

(q) “Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise (and Controlled and Controlling shall be construed accordingly).

(r) “Direct Exchange” shall have the meaning set forth in the Operating Agreement.

(s) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee; provided, however, that in all cases, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

(t) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(u) “Domestication” means the change to the jurisdiction of incorporation of the Company from the British Virgin Islands to the State of Delaware.

(v) “Effective Date” has the meaning set forth in Section 14(a).

(w) “Eligible Individuals” means directors, officers, employees, advisors, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(y) “Exercise Price” means (i) in the case of an Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of a Stock Appreciation Right, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

(z) “Excluded Group” shall mean a “group” within the meaning of Section 13(d)(3) of the Exchange Act of which William Berkman is a member (i) as a result of Mr. Berkman entering into a voting agreement or other similar agreement with respect to voting securities of the Company in connection with a transaction that would otherwise constitute a Change in Control of the Company that is approved by the Board and which voting or similar agreement Mr. Berkman entered into with the approval of the Board or (ii) as a result of the fact that William Berkman indirectly holds or shares dispositive power over voting securities of the Company but neither he nor any Berkman Party has or shares any direct or indirect voting control over such voting securities of the Company or over the voting securities of the entity that directly or indirectly holds or has or shares voting control over such voting securities of the Company.

(aa) “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) with respect to any property other than Class A Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Class A Shares, as of any date, (A) either (x) the closing per share sales price of the Class A Shares as reported by the Applicable Exchange for such date or, if there were no sales on such date, on the closest preceding date on which there were sales of Class A Shares or (y) any other price or prices (including a mean of such prices) of Class A Common Stock as reported on the Applicable Exchange as determined by the Committee in its discretion, provided that, in the case of Options and Stock Appreciation Rights, such determination shall be in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv), or (B) in the event there shall be no public market for the Class A Shares on such date, the fair market value of the Class A Shares as determined in good faith by the Committee.

(bb) “GAAP” means United States generally accepted accounting principles in the United States.

(cc) “Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

(dd) “Individual Agreement” means a written employment, retention, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(ee) “Initial Series A LTIP Grant” shall have the same meaning set forth in Section 4(a)(iii).

(ff) “Initial Series B LTIP Grant” shall have the same meaning set forth in Section 4(a)(iii).

(gg) “LTIP Unit” shall have the meaning set forth in the Operating Agreement.

(hh) “Merger” shall mean the merger contemplated under that certain Agreement and Plan of Merger, dated as of November 19, 2019, among the Company, Associated Partners, L.P., OpCo and certain other parties.

(ii) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(jj) “Non-Economic Share” means a Class B Share or a Series B Preferred Share.

(kk) “OpCo” means APW OpCo LLC, a Delaware limited liability company.

(ll) “Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of OpCo, as amended from time to time.

(mm) “Option” means an option to purchase Shares that is granted under Section 6(a).

(nn) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(oo) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, other stock-based Awards or Cash Incentive Awards.

(pp) “Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

(qq) “Plan” has the meaning set forth in the first paragraph of Section 1.

(rr) “Redeemed Units” shall have the meaning set forth in the Operating Agreement.

(ss) “Redemption” shall have the meaning set forth in the Operating Agreement.

(tt) “Restricted Stock” means a Share that is granted under Section 7 that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(uu) “Series A LTIP Unit” shall have the meaning set forth in the Operating Agreement.

(vv) “Series B LTIP Unit” shall have the meaning set forth in the Operating Agreement.

(ww) “Series B Preferred Shares” means (i) at any time prior to the Domestication, the Series B founder preferred shares, no par value, of the Company, as specified in the First Amended and Restated Memorandum and Articles of Association of the Company or (ii) at any time after the Domestication, the series of preferred stock of the Company designated as “Series B Founder Preferred Stock” of the Company or, in each case, such other securities of the Company into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

(xx) “Share” means a Class A Share, Class B Share or Series B Preferred Share. Unless otherwise specifically provided in the Award Agreement, all Shares in respect of any Award shall be Class A Shares.

(yy) “Share Settlement” shall have the meaning set forth in the Operating Agreement.

(zz) “Shareholder Agreement” means that certain Shareholder Agreement by and among the Company, TOMS Acquisition II LLC and certain other parties, as amended from time to time.

(aaa) “Stock Appreciation Right” means a stock appreciation right Award that is granted under Section 6(b) and that, subject to Section 15, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the Stock Appreciation Right, subject to the terms of the applicable Award Agreement.

(bbb) “Stock Unit” means a stock unit Award that is granted under Section 8 and is designated as such in the applicable Award Agreement and that, subject to Section 15, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

(ccc) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or economic interest is owned, directly or indirectly, by the Company.

(ddd) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(eee) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates may, in the Committee’s sole discretion, be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Neither a temporary absence from employment because of illness, vacation or leave of absence nor a transfer among the Company and its Subsidiaries and Affiliates shall be considered a Termination of Employment. Notwithstanding the foregoing, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and any other applicable laws or rules, each member of the Committee shall meet the independence requirements of the Applicable Exchange or such other applicable laws or rules. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to satisfy the requirements set forth in the immediately preceding sentence. The Committee shall, subject to Section 12, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i) to select the Eligible Individuals, either individually or collectively, to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent, Options, Stock Appreciation Rights, Restricted Stock, Stock Units, other stock-based Awards, Cash Incentive Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number and class of Shares (if any) to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) to determine the vesting schedules of Awards and, if certain Performance Goals must be attained in order for an Award to be granted, vest or be settled or paid, establish such Performance Goals and determine whether, and to what extent, such Performance Goals have been attained;

(vi) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii) to accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards;

(viii) subject to Section 14, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(ix) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(x) to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto);

(xi) to establish policies relating to restrictions on the exercise of Awards and sales of Shares acquired pursuant to Awards that the Committee, in its sole discretion, deems necessary or advisable to satisfy any applicable law, rule or regulation (including, without limitation, any applicable law relating to insider trading); and

(xii) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Procedures.

(i) The Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officer or officers of the Company selected by it; provided, however, that in the case of any Awards held by any Participant who is an “executive officer” of the Company (within the meaning of Rule 3b-7 under the Exchange Act) or is a member of the Board, such responsibilities and powers shall not be delegated and actions with respect thereto shall only be taken with the approval of a majority of the members of the Committee or of the full Board.

(ii) Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Except as otherwise set forth in any applicable Award Agreement or Individual Agreement, (i) any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter and (ii) all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. In the case of each Award other than a Cash Incentive Award, the terms and conditions of such Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award upon, or promptly following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 14 or as otherwise set forth in the applicable Award Agreement.

SECTION 4. Shares and Cash Available Pursuant to the Plan

(a) Maximum Number of Shares.

(i) Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be issued or paid under or with respect to all Awards (considered in the aggregate) granted under the Plan shall be equal to Thirteen Million Five Hundred Thousand (13,500,000), in the aggregate. To the extent any Shares covered by an Award are not delivered to a Participant because all or a portion of the Award is forfeited, canceled or is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant because the Shares are withheld or tendered (by actual delivery or by attestation) to the Company, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of the Award, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, each such stock-settled Stock Appreciation Right originally granted shall be counted as one Share against the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock-settled Stock Appreciation Right. Except as otherwise set forth in Section 4(a)(ii), all Shares available under the Plan shall be available for any type of Award, except that the maximum number of Shares that may be subject to Incentive Stock Options granted under the Plan shall be Thirteen Million Five Hundred Thousand (13,500,000), subject to adjustment as provided in Section 4(c).

(ii) All Class B Shares available under the Plan shall only be available for issuance in tandem with an equal number of Series A LTIP Units or upon the conversion of Series B Preferred Shares. All Series B Preferred Shares available under the Plan shall only be available for issuance in tandem with an equal number of Series B LTIP Units granted by OpCo pursuant to the Initial Series B LTIP Grant. Upon the grant of LTIP Units to a Participant, an equal number of Non-Economic Shares shall be issued in tandem with such LTIP Unit, which Non-Economic Shares shall be subject to the same vesting terms and conditions (if any) as the corresponding LTIP Units. Upon issuance, each Non-Economic Share that is issued in tandem with an LTIP Unit shall reduce the number of Shares available for issuance under the Plan on a one-for-one basis. In the event that an LTIP Unit (and corresponding Non-Economic Share) is forfeited, consistent with Section 4(a)(i), such Non-Economic Share shall be added back to the Shares available for issuance under the Plan on a one-for-one basis. Simultaneously with a Redemption or Direct Exchange, the Participant shall surrender to the Company, and the Company shall cancel for no consideration, a number of Non-Economic Shares registered in the name of the Participant equal to the number of Redeemed Units in accordance with Section 11.04(b) of the Operating Agreement. Upon issuance of Class A Shares in a Share Settlement, the number of Shares available for issuance under the Plan shall be reduced by each Class A Share that has been issued and, simultaneously, shall be increased by each Non-Economic Share that has been canceled, in each case on a one-for-one basis, so that the net impact on the number of Shares available pursuant to the Plan of such cancelation of Non-Economic Shares and issuance of Class A Shares shall be neutral.

(iii) Upon the closing of the Merger, the following shall occur: (x) Five Million Four Hundred Thousand (5,400,000) Series A LTIP Units (such grant of Series A LTIP Units, the “Initial Series A LTIP Grant”) shall be granted by OpCo, in tandem with an equal amount of Class B Shares of Restricted Stock that shall be granted by the Company, to certain Participants in accordance with the applicable Award Agreements among the Company, OpCo and the Participant named therein, and (y) One Million Three Hundred and Eighty Six Thousand and Thirty Three (1,386,033) Series B LTIP Units (such grant of Series B LTIP Units, the “Initial Series B LTIP Grant”) shall be granted by OpCo, in tandem with an equal amount of Series B Preferred Shares of Restricted Stock shall be granted by the Company, to certain Participants in accordance with the Award Agreement among the Company, OpCo and the Participant named therein.

(b) Maximum Shares and Cash per Non-Employee Director. Subject to adjustment as provided in Section 4(c), (i) with respect to any Restricted Stock Awards, Stock Unit Awards and other stock-based Awards (including fully vested Shares) (which Awards shall be deemed to have a value equal to the per-share Fair Market Value on the applicable grant date), no more than Two Hundred Thousand (200,000) Shares may be subject to such Awards granted to any one non-employee director in any fiscal year of the Company under the Plan, which Awards may be settled in Shares or in cash based on the per share Fair Market Value as of the relevant payment or settlement date and (ii) in the case of all Awards other than those described in (i), including cash retainer fees, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to such Awards to any one non-employee director in any fiscal year of the Company shall be equal to Two Million Dollars ($2,000,000). Notwithstanding the foregoing, the Independent Directors (within the meaning of the Operating Agreement), by action as a majority of such directors, may make exceptions to this limit for a non-executive Chairman of the Board so long as such non-executive Chairman does not participate in the decision to award such compensation.

(c) Adjustment Provisions. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of GAAP with respect to Shares, the Committee shall, in the manner determined appropriate or desirable by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including (1) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and (2) the maximum number of Shares or other securities of the

Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan to any non-employee director in any fiscal year of the Company, in each case, as provided in Sections 4(a) and 4(b), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan to any non-employee director in any fiscal year of the Company, in each case, as provided in Sections 4(a) and 4(b), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award; (B) if deemed appropriate or desirable by the Committee, make provision for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a transaction with respect to which shareholders of Class A Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall, for this purpose, be deemed to equal the excess, if any, of the value of the per Share consideration being paid for the Class A Shares pursuant to such transaction over the Exercise Price of such Option or Stock Appreciation Right and shall conclusively be deemed valid); (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or Stock Appreciation Right having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor; and (D) if deemed appropriate or desirable by the Committee, in connection with any Disaffiliation, arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary,

Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iii) Notwithstanding any provision of the Plan to the contrary, in the event of any replacement of any Award in respect of Series B Preferred Shares, the securities underlying such replacement Award shall retain voting rights in respect of all classes of the Company’s stock that are not less than the Series B Preferred Shares underlying the Award that was replaced.

(d) Substitute Awards. Subject to the restrictions on “repricing” of Options and Stock Appreciation Rights as set forth in Section 6(c), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum number of Shares available for Incentive Stock Options under the Plan.

(e) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares held by a Subsidiary, as determined by the Committee in its discretion.

SECTION 5. Eligibility

Awards may be granted under the Plan to Eligible Individuals.

SECTION 6. Options and Stock Appreciation Rights

(a) Options. Options may be granted on such terms and in such form as the Committee may from time to time determine in its sole discretion, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive

Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(b) Stock Appreciation Rights. Stock Appreciation Rights under the Plan may be granted on such terms and in such form as the Committee may from time to time determine in its sole discretion, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Stock Appreciation Right to Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Exercise Price. The Exercise Price subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable grant date; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. In no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or Stock Appreciation Right or any Restricted Stock, Stock Unit, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless, in the case of each of the foregoing clauses (i), (ii) and (iii), such amendment, cancellation, or action is specifically approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or Stock Appreciation Right that is made in accordance with Section 4(c) shall not be considered a reduction in Exercise Price or “repricing” of such Option or Stock Appreciation Right.

(d) Term. The Term of each Option and Stock Appreciation Right shall be fixed by the Committee at the time of grant; provided that in no event may any Option or Stock Appreciation Right have a Term of more than ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(e) Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the vesting and/or exercisability of any Option or Stock Appreciation Right.

(f) Method of Exercise. Subject to the provisions of this Section 6, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 50 Shares; provided, further, that, unless otherwise permitted by the Committee, Options and Stock Appreciation Rights may only be exercised to the extent that they have previously vested. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable Exercise Price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Shares subject to the Option already owned by the Participant (based on the Fair Market Value of the Shares on the date the Option is exercised).

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Shares on the date the applicable Option is exercised) equal to the product of (A) the Exercise Price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(g) Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. Subject to Section 18(a), the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 18(a), (iii) in the case of an Option, has paid in full for such Shares and any federal, state, local and foreign income and employment taxes required to be withheld, and (iv) has been entered into the Company’s register of members or any other stock records with respect to such Shares.

(h) Terminations of Employment. Subject to Section 11(a) and except as set forth in the applicable Award Agreement or as otherwise determined by the Committee in its discretion, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment.

SECTION 7. Restricted Stock

(a) Nature of Awards and Certificates. Awards of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Awards of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan, as amended and restated (the “Plan”), and an Award Agreement (the “Agreement”), as well as the terms and conditions of applicable law. Copies of such Plan and Agreement are on file at the offices of Radius Global Infrastructure, Inc.”

The Committee may require that the certificates evidencing title of such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(b) Terms and Conditions. Awards of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee may condition the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

(ii) Subject to the provisions of the Plan and except as set forth in the applicable Award Agreement, during the period, if any, set by the Committee,

commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Shares of Restricted Stock.

(iii) Except as provided in this Section 7 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 18(f), (A) cash dividends on the class or series of Shares that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 4(c), dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with respect to which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement, any Individual Agreement or Section 11(a), upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Awards of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 8. Stock Units

(a) Nature of Award. Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Stock Units shall be subject to the following terms and conditions:

(i) The Committee may condition the vesting of Stock Units upon the attainment of Performance Goals or upon the continued service of the Participant.

The conditions for grant or vesting and the other provisions of Stock Unit Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions. An Award of Stock Units shall be settled as and when the Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and except as set forth in the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Stock Unit Award for which such Participant’s continued service is required (the “Stock Unit Restriction Period”), and until the later of (A) the expiration of the Stock Unit Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Stock Units.

(iii) The Award Agreement for Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares or other property corresponding to the dividends payable on the Shares (subject to Section 18(f) below).

(iv) Except as otherwise set forth in the applicable Award Agreement, any Individual Agreement or Section 11(a), upon a Participant’s Termination of Employment for any reason during the Stock Unit Restriction Period or before the applicable Performance Goals are satisfied, all Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Stock Units.

SECTION 9. Other Equity-Based Awards

Subject to the provisions of the Plan, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares (including, without limitation, fully vested Shares, dividend equivalents, and convertible debentures), may be granted under the Plan upon the terms and conditions specified by the Committee. LTIP Units that are granted in tandem with Non-Economic Shares or are exchangeable for Shares will be considered other equity-based Awards for purposes of the Plan.

SECTION 10. Cash Incentive Awards

Subject to the provisions of the Plan, the Committee shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount payable upon the attainment of the applicable Performance Goals.

SECTION 11. Change in Control Provision

(a) Impact of Event. In the event of a Change in Control, except to the extent otherwise provided in an applicable Award Agreement, all Awards that are outstanding and unvested as of immediately prior to a Change in Control (after giving effect to any action by the Committee pursuant to Section 4(c)) shall remain outstanding and unvested immediately thereafter; provided, however, that, immediately upon the involuntary Termination of Employment of a Participant, other than (x) for Cause or (y) due to the Participant’s death or Disability, during the 12-month period following a Change in Control, all Awards then-held by such Participant shall be treated as follows:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Stock Units shall vest in full and be immediately settled; and

(iv) all other outstanding Awards (i.e., other than Options, Stock Appreciation Rights, Restricted Stock and Stock Units) shall become exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse.

(b) Substitution or Assumption. Notwithstanding Section 11(a) and except to the extent otherwise provided in an applicable Award Agreement, and except as provided in Section 11(c), in the event of a Change in Control, unless provision is made in connection with the Change in Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices and Performance Goals, in each case, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change in Control, difficulty of achieving Performance Goals (if applicable) and transferability of the shares underlying such Awards), immediately upon the occurrence of a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Stock Units shall vest in full and be immediately settled; and

(iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards (including, without limitation, Cash Incentive Awards) as it deems appropriate and consistent with the Plan’s purposes.

(c) Awards Subject to Section 409A of the Code. Notwithstanding any provision of Section 11(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, to the extent provided in Section 11(b), any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control; provided that, in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 12. Section 16(b)

To the extent that Section 16 of the Exchange Act is applicable to the Company, the provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, to the extent that Section 16(b) is applicable to the Company, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 13. Section 409A of the Code

(a) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award Agreement or Individual Agreement, such amount shall be paid without interest.

(d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, except as otherwise set forth in any applicable Award Agreement or Individual Agreement, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, unless otherwise determined by the Committee in its sole discretion, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

SECTION 14. Term, Amendment and Termination

(a) Effectiveness. The Plan became effective upon its adoption by the Board upon the closing of the Merger, which occurred on February 10, 2020 (such date, the “Effective Date”).

(b) Termination. The Plan will remain in effect until the tenth anniversary of the Effective Date unless terminated by the Board prior to such date. Awards outstanding as of the date the Plan is terminated shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Board may amend, alter, or discontinue the Plan, without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(c) shall not constitute an increase for purposes of this Section 14(c), or (ii) change the class of Eligible Individuals pursuant to the Plan. No amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to a previously granted Award without such Participant’s written consent, except that, unless otherwise provided in any applicable Award Agreement or Individual Agreement, such an amendment may be made in order to comply with applicable law, tax rules, stock exchange rules or accounting rules.

(d) Amendment of Awards. Subject to the restrictions on “repricing” of Options and Stock Appreciation Rights as set forth in Section 6(c), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively; provided that, except as specifically set forth in the Plan or in any applicable Award Agreement, no such amendment shall, without the Participant’s written consent, impair the rights of such Participant with respect to an Award, except that, unless otherwise provided in any applicable Award Agreement or Individual Agreement, such an amendment may be made in order to cause the Plan or Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

SECTION 15. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that, except as the Committee, in its sole discretion, determines to be necessary or desirable to achieve any non-U.S. tax objective, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

SECTION 16. Minimum Vesting Conditions

Except for certain limited situations (including death, Disability, retirement, a Change in Control, grants to new hires to replace forfeited compensation, grants representing payment of achieved Performance Goals or that vest upon the satisfaction of Performance Goals or other incentive compensation, Substitute Awards, grants to non-employee directors or replacement of previously Outstanding Awards), all Awards granted under this Plan shall be subject to a minimum vesting period of one year (the “Minimum Vesting Condition”); provided, that such Minimum Vesting Condition will not be required on the Initial Series A LTIP Grant, Initial Series B LTIP Grant or Awards covering, in the aggregate, a number of Shares not to exceed 5% of the maximum Share pool limit set forth in Section 4(a) hereof (subject to adjustment as provided in Section 4(c) hereof).

SECTION 17. Clawback of Certain Benefits

All Awards, other than the Initial Series A LTIP Grant and Initial Series B LTIP Grant, shall be subject to reduction, cancelation, forfeiture, or recoupment to the extent necessary to comply with (a) any clawback, forfeiture, or other similar policy as in effect at the time such Award was granted or (b) as required by applicable law or the listing rules of the Applicable Exchange. Further, the Company may provide in an Award Agreement that if the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award due to a financial restatement, the Participant shall be required to repay any such excess amount to the Company.

SECTION 18. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, stock units, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for U.S. federal or other income tax purposes (or similar taxes in the applicable non-U.S. jurisdiction) with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company and subject to any applicable laws (including any laws that require that such withholding be effected as a repurchase and be permitted only to the extent such a repurchase would be permitted), the Company may require or permit withholding obligations to be settled with Shares, including Shares that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, and each Participant shall be deemed to have agreed and consented to such deductions. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

(e) Deferral Arrangements. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may elect to defer receipt of all or a portion of the cash, Shares or other property subject to an Award all on such terms and conditions as the Committee shall determine.

(f) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Stock Units Awards, shall only be permissible if sufficient Shares are available under Section 4(a) for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Stock Units shall provide for settlement at the same time as the underlying Restricted Stock or Stock Units in cash and for dividend equivalent reinvestment in further Stock Units on the terms contemplated by this Section 18(f).

(g) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(h) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary that are subsequently forfeited or canceled.

(i) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(j) Non-Transferability. Except as otherwise provided by the Committee or as set forth in the applicable Award Agreement, Awards under the Plan are not transferable except by will or by laws of descent and distribution. Notwithstanding the foregoing, in no event may any Award (or any rights and obligations thereunder) be transferred to any third party in exchange for value unless such transfer is specifically approved by the Company’s shareholders; provided that, following vesting, transferability of the LTIP Units and Non-Economic Shares granted in tandem therewith shall be governed by the Operating Agreement, the applicable Award Agreement or, in the case of any Participant who is party to the Shareholder Agreement, the Shareholder Agreement.

(k) Non-Pensionable. Benefits under the Plan shall not be treated as pensionable earnings for purposes of any pension plan maintained by the Company and its Affiliates, unless explicitly provided otherwise in such plan.

(l) Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any Person who obtains control of the Company or one of its Subsidiaries or divisions.

(m) Right of Offset. Subject to Sections 13(b), 14(c) and 14(d) and except as set forth in any applicable Award Agreement or Individual Agreement, the Company or its Subsidiaries and Affiliates shall have the right to offset, against the obligation to pay amounts or issue Shares to any Participant under the Plan, any outstanding amounts (including, without limitation, travel and entertainment expense, advance account balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or its Subsidiaries and Affiliates pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or its Subsidiaries and Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any written tax equalization policy or agreement.

(n) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who reside outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions (including to avoid triggering a public offering or to maximize tax efficiency).

ANNEX B

2022 EMPLOYEE STOCK PURCHASE PLAN

(See attached)

RADIUS GLOBAL INFRASTRUCTURE, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2022 Employee Stock Purchase Plan (this “Plan”) of Radius Global Infrastructure, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined are as defined in Section 2 of this Plan.

1.       Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the Company’s intention that the Plan qualify, to the extent eligible, as an “employee stock purchase plan” under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Notwithstanding the foregoing, Options that do not satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code may be granted under the Plan pursuant to the rules, procedures or sub-plans adopted by the Administrator, in its sole discretion, for certain eligible Employees.

2.       Definitions. As used herein, the following definitions apply:

(a)     “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b)     “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Code” means the Internal Revenue Code of 1986, as amended.

(e)     “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(f)     “Compensation” means, unless otherwise determined by the Administrator, an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. Unless otherwise determined by the Administrator, “Compensation” does not include bonuses, annual awards, other incentive payments, commissions, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated

Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(g)     “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (iv) and (v) whether multiple transactions are related, and its determination is final, binding and conclusive:

(i)       a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)      the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)     the complete liquidation or dissolution of the Company;

(iv)     any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction; or

(v)      acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction.

(h)     “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan. Unless otherwise determined by the Administrator, APW OpCo LLC and each if its direct and indirect subsidiaries is a Designated Subsidiary under this Plan.

(i)     “Effective Date” means the Registration Date. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, will designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(j)     “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan. Notwithstanding the foregoing, for purposes of a Non-423 offering, if any, under the Plan, the Administrator shall have the authority, in its sole discretion, to establish a different definition of Employee as it may deem advisable or necessary.

(k)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)      “Exercise Date” means the last day of each Purchase Period.

(m)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)       If the Common Stock is listed on one or more established stock exchanges, including without limitation, NASDAQ, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in on Bloomberg or such other source as the Administrator deems reliable;

(ii)      In the absence of an established market for the Common Stock of the type described in (i) above, its Fair Market Value thereof will be determined by the Administrator in good faith.

(n)     “New Exercise Date” has the meaning set forth in Section 18(b).

(o)     “Non-423 Offering” means the rules, procedures or sub-plans, if any, adopted by the Administrator, in its sole discretion, as part of the Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” under Section 423 of the Code may be granted to eligible Employees as a separate Offering under the Plan.

(p)     “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q)     “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under

Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

(r)     “Offering Date” means the first day of each Offer Period.

(s)     “Option” means, with respect to each Purchase Period, a right to purchase shares of Common Stock on the Exercise Date for such Purchase Period in accordance with the terms and conditions of the Plan.

(t)     “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)     “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(v)     “Purchase Period” means, unless otherwise determined by the Administrator, a period of approximately six months.

(w)    “Purchase Price” means an amount equal to eighty five percent 85% of the Fair Market Value of a share of Common Stock (i) on the Exercise Date or, if applicable, (ii) on the Offering Date or on the Exercise Date, whichever is lower. Unless determined otherwise by the Administrator, the Purchase Price will be eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(x)     “Registration Date” means the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Common Stock.

(y)     “Reserves” means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then-outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

(z)     “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code. With respect to a Non-423 Offering, “Subsidiary” may also include a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

3.       Eligibility.

(a)     General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date will be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee will be eligible to participate in the Plan.

(b)     Limitations on Grant and Accrual. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate that exceeds Twenty Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock will be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c)     Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees will not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have not been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event will the required period of continuous employment be equal to or greater than 2 years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. Unless determined otherwise by the Administrator, Employees who have not been employed continuously for the two (2) month period preceding an Offering Date will not be eligible to participate in the Plan for the Offer Period corresponding to such Offering Date.

4.       Offer Periods.

(a)     The Plan will be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan has been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period is twenty-seven (27) months. Unless otherwise determined by the Administrator, the Plan will initially be implemented through successive Offer Periods of six (6) months’ duration.

(b)     A Participant will be granted a separate Option for each Offer Period in which he or she participates. The Option will be granted on the Offering Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

(c)     If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Stock is less than the Fair

Market Value of the Common Stock on the Offering Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period will be terminated automatically and the Participant will be enrolled automatically in the new Offer Period that has its first Purchase Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d)     Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period will neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.       Participation.

(a)     An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b)     Payroll deductions for a Participant will commence with the first partial or full payroll period beginning on the Offering Date and will end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.       Payroll Deductions.

(a)     At the time a Participant enrolls in the Plan, the Participant will elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which the Participant receives during the Offer Period.

(b)     All payroll deductions made for a Participant will be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c)     A Participant may discontinue participation in the Plan as provided in Section 10 or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions will be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) will remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator will be authorized to limit the number of payroll deduction rate changes during any Offer Period. Notwithstanding anything to the contrary in this Plan, the Administrator may permit that purchases on the Exercise Date of the initial Purchase Period may be made by a lump sum cash payment.

(d)     Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(b) and 7 herein, a Participant’s payroll deductions will be decreased to zero percent (0%). Payroll deductions will recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.       Grant of Option. On the Offering Date, each Participant will be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option is subject to the limitations set forth in Sections 3(b), 6 and 12; (ii) until otherwise determined by the Administrator, the maximum number of shares of Common Stock a Participant will be permitted to purchase in any Offer Period is 1,000 shares, subject to adjustment as provided in Section 18; and (iii) that such Option is subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator determines from time to time. Exercise of the Option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, will expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may be only purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option will lapse and thereafter cease to be exercisable.

8.       Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account that are not sufficient to purchase a full share will be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code, or Sections 3 or 7, will be returned to the Participant and will not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9.       Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company will arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s Option.

10.     Withdrawal; Termination of Employment.

(a) A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects the withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts will be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify further procedures for withdrawal.

(b)     Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

11.     Interest. No interest will accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.     Stock.

(a)     Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which will be made available for sale under the Plan is 1,000,000 shares. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and will either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method will be “bottom up,” with the result that all Option exercises for one (1) share will be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation will be returned to the Participant and will not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b)     A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are in fact purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)     Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13.     Administration. The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to establish rules and procedures, to determine eligibility, to determine, with respect to each Offer Period, whether the Purchase Price will be determined as of (i) the Exercise Date or (ii) as of the Offering Date or the Exercise Date (whichever is lower), to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator will, to the full extent permitted by Applicable Law, be final and binding upon all persons. The Administrator may adopt such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the Options or otherwise to provide for the participation by eligible Employees who reside outside the United States, including determining which eligible Employees are eligible to participate in the Non-423(b) Offering or other sub-plans established by the Administrator.

14.     Designation of Beneficiary.

(a)     Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)     Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the

Administrator will deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.     Transferability. No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company will at all times retain beneficial ownership of any investments that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants will have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17.     Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.     Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)     Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the Reserves and the Purchase Price.

(b)     Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan will be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator will notify each Participant in writing at least three (3) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i)       the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii)      the Company will pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts will be returned to the Participant.

(c)     For purposes of Section 18(b), an Option granted under the Plan will be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability will be made by the Administrator prior to the Corporate Transaction and its determination will be final, binding and conclusive on all persons.

19.     Amendment or Termination.

(a)     The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company will obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)     Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods will be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

20.     Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.     Conditions Upon Issuance of Shares. Shares will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options will be exercised or and shares will be issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22.     Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.     Stockholder Approval. Continuance of the Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval will be obtained in the degree and manner required under Applicable Laws.

24.     No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it will not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.     No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.     Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.     Sales of Plan Shares. The Administrator may, in its discretion, require any or all of the following with respect to shares of Stock purchased under the Plan:

(a)     that a Participant may not request that all or part of the shares of Common Stock be reissued in the Participant’s own name and shares be delivered to the Participant until two (2) years (or such shorter period of time as the Administrator may designate) have elapsed since the Offer Date of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(b)     that all sales of shares of Common Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(c)     that Participants abstain from selling or otherwise transferring shares of Common stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Common Stock were purchased pursuant to the Plan.

28.     Section 409A. With respect to any Non-423 offering, the Plan and all Options are intended to be exempt from Section 409A of the Code as “short-term deferrals” within the meaning of Treasury Regulation Section 1.409A-1(b)(4). Otherwise, the Plan and all Options are intended to be exempt from Section 409A of the Code as “statutory stock options” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(ii), and the Plan and the Options will be interpreted and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or other person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of the Plan or any Option to be exempt from or satisfy the requirements of Section 409A of the Code.

29.     Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

30.     Dispute Resolution. The provisions of this Section 30 will be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), will attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations will be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan must be brought in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties will submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 30 is for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

radius global infrastructure RADIUS GLOBAL INFRASTRUCTURE, INC. 3 BALA PLAZA EAST, SUITE 502 BALA CYNWYD, PA 19004 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RADI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D70077-P70487 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RADIUS GLOBAL INFRASTRUCTURE, INC. The Board of Directors Unanimously Recommends a Vote “FOR” All of the Listed Nominees, a Vote “FOR” Proposal 2, Proposal 4 and Proposal 5, and a Vote of “Every Year” for Proposal 3. 1. The election of five Directors, each for a term expiring at the 2023 annual meeting of stockholders. For Against Abstain 1a. Paul A. Gould [    ] [    ] [    ] 1b. Antoinette Cook Bush [    ] [    ] [    ] 1c. Thomas C. King [    ] [    ] [    ] 1d. Nick S. Advani [    ] [    ] [    ] 1e. Ashley Leeds [    ] [    ] [    ] 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; [    ] [    ] [    ] Every Year Every 2 Years Every 3 Years Abstain 3. To approve, on a non-binding advisory basis, the frequency of stockholder advisory votes on executive compensation; [    ] [    ] [    ] [    ] For Against Abstain 4. To approve an amendment to the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan to increase the maximum number of shares that may be issued or paid under or with respect to all awards granted thereunder and the maximum number of shares that may be subject to incentive stock options granted thereunder; and [    ] [    ] [    ] 5. To approve the Radius Global Infrastructure, Inc. 2022 Employee Stock Purchase Plan. [    ] [    ] [    ] NOTE: In their discretion, the proxies may vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

radius global infrastructure RADIUS GLOBAL INFRASTRUCTURE, INC. ANNUAL MEETING OF STOCKHOLDERS May 26, 2022 8:30 a.m. Eastern Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. D70078-P70487 RADIUS GLOBAL INFRASTRUCTURE, INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Scott G. Bruce and Glenn J. Breisinger, or either of them, as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock and preferred stock of Radius Global Infrastructure, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/RADI2022 at 8:30 a.m., Eastern Time, on May 26, 2022, and any adjournment or postponement thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2, Proposal 4 and Proposal 5, and a vote of “Every Year” for Proposal 3. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your Proxy Card. If you vote your proxy by Internet or telephone, you do NOT need to mail back your Proxy Card. Continued and to be signed and dated on the other side